U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

ONCOLOGIX TECH, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482 86-1006416	86-1006416
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

212 Edgewood Drive

Pineville, Louisiana 71360
(Address of Principal Executive Offices) (Zip Code)

(616) 977-9933
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Registrant’s Form 10-K, any Form 10-Q or any Form 8-K of the Registrant or any other written or oral statements made by or on behalf of the Registrant may contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the medical device business, and the Company itself. Statements, including without limitation, those related to: future revenue, earnings, margins, growth, cash flows, operating measurements, tax rates and tax benefits; expected economic returns; projected 2013 operating results, future strength of the Company; future brand positioning; achievement of the Company vision; future marketing investments; the introduction of new lines or categories of products; future growth or success in specific countries, categories or market sectors; capital resources and market risk are forward-looking statements. In addition, words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Registrant’s views as of the date the statement was made. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01 – Entry into Material Definitive Agreements

(A)	Stock Purchase Agreement. On August 1, 2013, entered into a Stock Purchase Agreement, dated as of August 1, 2013, (the "Agreement") by and among Oncologix Tech Inc. ("OCLG" or "Company"), and Clifford Haw and Jennifer Hebert (collectively, the "Owners"), for the Company to acquire 1,000 shares of Common Stock of Angels of Mercy, Inc. ("AOM"), which represents all of the issued and outstanding shares of AOM (filed herewith as Exhibit 10.1). In connection, the Company also issued One Million (1,000,000) warrants to purchase the company's common stock at an exercise price of $0.015 (as filed herewith as Exhibit 10.6). These warrants have a term of four (4) years from the date of this agreement and also offer a cashless exercise option.
(B)	Employment Agreement. Upon closing of the Stock Purchase Agreement, we entered into an Employment Agreement with Vickie G. Hart, (filed herewith as Exhibit 10.2). Ms. Hart will serve as the President of AOM. Under the terms of the Agreement, the Company executed an Employment Agreement with Ms. Hart which calls for a salary of $ 52,000 per year with a term of three (3) years and contains standard non-compete and disclosure agreements.
(C)	Management Services Fee Agreement. Upon closing of the Stock Purchase Agreement, we entered into a Management Services Fee Agreement with the Owners, (as filed herewith as Exhibit 10.3). The owners agree to provide Management and consulting services pursuant to Exhibit 10.3.
D)	Secured Promissory Note. Upon closing of the Stock Purchase Agreement, Company issued a Secured Promissory Note to the Owners in the Amount of $550,000 (filed herewith as Exhibit 10.4). This Note bears interest at a rate of 6% per annum payable in forty-eight (48) monthly installments beginning on November 1, 2013. The monthly payments are calculated using a six (6) year amortization schedule with a balloon payment of Two Hundred Five Thousand, Seven Hundred One Dollars and 57/100 ($205,701.57) due on November 1, 2017 and is collateralized by the stock of AOM (filed herewith as Exhibit 10.5)

ITEM 2.01 – Completion of Acquisition or Disposition of Assets.

 On August 1, 2013, a closing was held pursuant to a Stock Purchase Agreement, dated as of August 1, 2013, (the "Agreement") by and among Oncologix Tech Inc. ("OCLG" or "Company"), and Clifford Haw and Jennifer Hebert (collectively the "Owners"), for Company to acquire 1,000 shares of Common Stock of Angels of Mercy, Inc. ("AOM"), which represent all of the issued and outstanding shares of AOM.

Pursuant to the Agreement, the Owners sold all of the Common Stock of AOM for $650,000 represented by a down payment of $100,000 at closing and a four year Secured Promissory Note for $550,000. The Company also issued the Owners 1,000,000 four year warrants with an exercise price of $0.015 that possesses a cashless exercise option. The Owners own all of the shares of AOM, a corporation organized under the laws of the State of Louisiana, a Personal Care Services (PCA) company operating in Regions #4 and #6.

The Company also entered into a Management Services Fee Agreement with the Owners to provide management consulting fees to the Company during a defined transition period. The agreement requires total fees of $100,000 payable in the following manner: Twelve (12) monthly payments of $1,500 beginning on August 15, 2013; Eleven (11) monthly payments of $6,000 beginning on August 15, 2014; and a balloon payment of $16,000 due on July 15, 2015. In addition, the Company agreed to pay $65,000 in broker fees related to this transaction. These amounts are to be paid over a twelve (12) month period beginning on August 15, 2013.

In connection with this acquisition, OCLG entered into a $100,000 Promissory Note with a non-affiliated accredited Investor on July 26, 2013. The Note has a term of eighteen (18) months and bears interest at 18%. Total principal and interest during the term of the Note total $127,000. The Company agreed to pay monthly interest payments of $1,200 beginning on September 26, 2013 with a final payment of $107,800 due on January 26, 2015. In addition, the accredited investor has received 2,500 shares of Company's Series D Convertible Preferred Stock.

Under the terms of the Agreement, Vickie G. Hart was appointed President of AOM and Michael A. Kramarz was appointed Chief Financial Officer of AOM. There were no changes to the officers or directors of the Company.

Roy W. Erwin will assume the responsibilities of the Company as Chairman of the Board and Chief Executive Officer. Michael A. Kramarz will remain as Company's Chief Financial Officer.

RISK FACTORS

Those interested in investing in the Company because of the Stock Purchase Agreement should carefully consider the following Risk Factors pertaining to Oncologix Tech as well as the risks and uncertainties that are described in the Company's most recent Annual and Quarterly Reports under the Securities Exchange Act of 1934. These Risk Factors are not all inclusive.

Going Concern Qualification.

Our Independent Accountants have expressed doubt about our ability to continue as a going concern. The ability to continue as a going concern is an issue raised as a result of the material operating losses incurred since inception, and its stockholders' deficit. We expect to continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from various financial institutions where possible. The going concern increases the difficulty in meeting such goals.

Lack of Audit

While audited financial information is not required at this time under Securities and Exchange Commission rules, such audited financial information, which will be filed within 75 days in an amendment to this Current Report on Form 8-K, may contain adjustments which substantially modify the foregoing disclosures. In addition, the audited financial information will contain footnotes which will assist the reader to better understand the business of AOM.

Need for Additional Capital

AOM operates with positive cash flow sufficient to service the business operations and debt payment requirements of the acquisition but will need additional funds to complete the audit of AOM as well as costs for required SEC and other regulatory filings. We estimate that Company needs to raise at least $150,000 of additional funding by the end of 2013 to fund working capital relating to AOM alone. In addition, we require an additional $500,000 in capital to cover costs associated with further development of our one other subsidiary, Dotolo Research Corporation. We may be unable to raise additional capital on commercially acceptable terms, if at all, and if we raise capital through additional equity financing, existing shareholders may have their ownership interests diluted. Our failure to be able to generate adequate funds from operations or from additional sources would harm our business.

Uncertainties Regarding Healthcare Reimbursement and Reform

Our ability to execute our strategy in the healthcare services markets depends in part on the extent to which healthcare services and Medicaid reimbursements are paid by governmental agencies, private health insurers and other organizations, such as health maintenance organizations, for the cost of such products and related services. Our business could be harmed if healthcare payers and providers implement cost-containment measures and governmental agencies implement measures that reduce payment to our Company for the utilizations of our services.

Healthcare Service Industry Intensely Competitive.

The healthcare service industry is very competitive. While we maintain a strong leadership position in personal care services, there is no guarantee we can maintain that market share. We will compete with both public and private healthcare service companies that hold licenses in other Regions within the State of Louisiana and directly compete with companies in Region 4 and Region 6 that may have greater financial resources and have other competitive advantages.

Compliance with Government Regulations.

We, and all healthcare service companies are subject to extensive, and evolving governmental rules, regulations and restrictions administered by the Department of Health & Hospitals, the Bureau of Health Services Financing, by other federal and state agencies, and by governmental authorities.

Reliance on Key Personnel

Our success will depend, to a great extent, upon the experience, abilities and continued services of our executive officers and key management personnel. If we lose the services of any of these officers or key personnel, our business could be harmed. Our success also will depend upon our ability to attract and retain other highly qualified health services Case Managers, sales and marketing, our core administrative personnel and our ability to develop and maintain relationships with our clients in the industry.

Uncertainty as to our Ability to Grow Operations and Manage Growth.

Our efforts to increase market penetration will result in new and increased responsibilities for management personnel and will place a strain upon our management, financial systems, and resources. We may be required to continue to implement and to improve our management, operating and financial systems, procedures and controls on a timely basis and to expand, train, motivate and manage our employees. There can be no assurance that our personnel, systems, procedures, and controls will be adequate to support our future operations.

BUSINESS

General

Angels of Mercy provides non-medical, Personal Care Attendant (PCA) services, Supervised Independent Living (SIL), Long-Term Senior Care, and other approved programs performed by a trained caregiver that will meet the health service needs of beneficiaries whose disabilities preclude the performance of certain independent living skills related to the activities of daily living (ADL).

PCA services that are reimbursed to AOM under the waiver:

·	Assisting with personal hygiene, dressing, bathing, and grooming
·	Performing or assisting in the performance of tasks related to maintaining a safe, healthy and stable living environment such as:
·	Light cleaning tasks in areas of the home used by the recipient,
·	Shopping for such items as health and hygiene products, clothing and groceries,
·	Performing activities of daily living inside and outside of the home which require attendant care,
·	Assisting with or performing beneficiary laundry care chores
·	Assisting with bladder and/or bowel requirements, including bed pan routines
·	If indicated on the Plan of Care, assisting beneficiary to clinics, physician’s offices, and other appointments,
·	Assisting the beneficiary to receive any service specified in the written Plan of Care, including leisure skills development,
·	Assisting in activities which would enhance the individual employability and improve and enhance the beneficiary’s quality of life.

Supervised Independent Living (SIL) is an alternative program for mentally challenged, developmentally disabled or physically disabled individuals. AOM provides the following personal health services:

·	Assistance with safety procedures and emergency contacts within the home environment
·	Counseling during the transition period
·	Assistance in meeting needs with medical management, employment, financial, budgeting, household management, personal care, recreation and transportation
·	Accessibility to community resources
·	Independence and personal growth
·	Freedom from abuse, neglect and exploitation

Services and Fee Structure

AOM is reimbursed for each approved “Unit of Service” provided, as determined by the Health Care Financing Administration (HCFA), the Department of Social Services and based upon a detailed Case Management, Plan of Care for each beneficiary. A unit of service for PCA services will be one-half hour. At least fifteen (15) minutes of service must be provided to the individual in order for AOM to bill for a unit of service. A maximum of 1,825 hours (3,650 half-hour units) per beneficiary, per year can be billed under the Medicaid waiver program.

Long Term Care (LTC) - Older population or anyone whose disability occurred after their 21st birthday. Reimbursement rate: $2.89/quarter hour

Early Periodic Screening Diagnostic Treatment (EPSDT) – This service is provided from 3 years of age or older until 21 years of age. Reimbursement rate: $2.53/quarter hour

Elderly and Young Adult Waiver (EDA) – This service is provided by age 22 and normally up through death of the client. Reimbursement rate: $2.83/quarter hour

New Opportunity Waiver (NOW) The longest running Medicaid Waiver program and has the most resources available for the clients.

Several programs within the NOW- Title 19.

Reimbursement rates:

IFS day program: $3.61/quarter hour

IFS night: $2.17quarter hour

IFS day x2: $2.72/quarter hour

IFS day x3: 2.36/quarter hour

IFS night x2: $1.52/quarter hour

Supervised Independent Living (SIL) - Clients live independently but with supervision and assistance from AOM trained staff. Activities of Daily Living skills are taught by staff to clients. Some clients go to day programs, some are employed, and some clients receive 24 hours/day personal care services. Reimbursement rate: 16.93/hour/daily care 24/7

Non-FDA Government Regulation

The advertising of our healthcare services and medical device products will be subject to both FDA and Federal Trade Commission regulations. In addition, the sale and marketing of our products will be subject to a complex system of federal and state laws and regulations intended to deter, detect, and respond to fraud and abuse in the healthcare system.  These laws and regulations restrict and may prohibit pricing, discounting, commissions and other commercial practices that may be typical outside of the healthcare business. In particular, anti-kickback and self-referral laws and regulations will limit our flexibility in crafting promotional programs and other financial arrangements with medical professionals in connection with the sale of ourproducts and related services, especially with respect to physicians seeking reimbursement through Medicare or Medicaid.  These federal laws include, by way of example, the following:

products and related services, especially with respect to physicians seeking reimbursement through Medicare or Medicaid.  These federal laws include, by way of example, the following:

•	the anti-kickback statute prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other federal healthcare programs;
•	the physician self-referral prohibition, commonly referred to as the Stark Law, which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians or their immediate family members have ownership interests or with which they have certain other financial arrangements;
•	the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;
•	the Civil False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and
•	the Civil Monetary Penalties Law, which authorizes the US Department of Health and Human Services (“HHS”) to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both.  These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid.  Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient-specific health information.  These state laws typically impose criminal and civil penalties similar to the federal laws.

In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations.  Recent federal and state legislation has greatly increased funding for investigations and enforcement actions, which have increased dramatically over the past several years.  This trend is expected to continue. Private enforcement of healthcare fraud also has increased, due in large part to amendments to the Civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relaters, may be filed by almost anyone, including physicians and their employees and patients, our employees, and even competitors. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), in addition to its privacy provisions, created a series of new healthcare-related crimes.

Competition

The Company currently operates in a competitive environment in Personal Care Attendant (PCA) services. The Company's competitors are located throughout the State of Louisiana with our primary competitors located in Region 4 and Region 6 where AOM licenses are authorized to conduct business operations. To provide a competitive edge on the competition, AOM will continue to hire highly skilled company employees, our client’s personal care providers, deliver on-going training, and deliver the highest personal care services.

Employees

As of August 1, 2013, Angels of Mercy has one hundred and sixty eight (168) full time employees with fourteen (14) administrative employees, one (1) Chief Financial Officer and the President. None of these employees are covered by any collective bargaining agreement. The Company presently considers its employee relations to be satisfactory.

Proprietary Rights

We have entered into an Employment Agreement with our President, Key Managers and have executed Non-Circumvent and Non-Disclosure agreements with key employees that require them to keep all of our proprietary information and customers lists confidential.  We cannot assure that such protections will prove adequate should they be challenged in litigation.

Facilities

The Company operates from two (2) administrative locations: Lafayette, Louisiana, a 1,800 square foot residential home and also Alexandria, Louisiana, a 1,500 square foot residential home. The business leases are on month-to-month lease agreement with monthly lease payments below market average.

Legal Proceedings

The Company is not a party to any legal proceedings.

Customers

The Company's financial success is directly related to maintaining the continued excellence of personal care services we provide to our current clients and the willingness of newly qualified clients to accept our organization as the “Preferred Provider Choice” to provide their loved ones or themselves with the highest level of personal care.

Integration of Newly Acquired Businesses.

The Company may make strategic healthcare service acquisitions in the future and cannot assure that it will be able to successfully integrate the operations of newly-acquired businesses into the Company's current operations. It is Management intent to consolidate various business functions to include all information technology, accounting, legal, time sheet and billing administrative services under a central core operation. The failure to integrate newly acquired businesses or the inability to make suitable strategic acquisitions in the future could have an adverse effect on the Company's business, results of operations and financial condition.

Attraction and Retention of Qualified Personnel

The Company is dependent on the efforts and abilities of its senior executive officers and Managers. While the Company is confident that its Executive management team has significant experience and depth, appropriate senior management succession plans are in place. The Company's future success also depends on its ability to identify, attract and retain additional qualified personnel, case management personnel and qualified care-givers for our valued clients.

Broker-Dealer Requirements May Affect Trading and Liquidity of Our Common Stock

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

ITEM 3.02 – Unregistered Sales of Equity Securities

On August 7, 2013, the company sold 6,000,000 shares of its common stock to an affiliated accredited investor at $0.006 per share. In addition, the Company issued to the same accredited investor 6,000,000 three-year warrants to purchase the Company’s common stock at an exercise price of $0.012 per share. These warrants also contain a cashless exercise feature.

ITEM 5.02 – Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Pursuant to the Agreement, Vickie G. Hart was appointed President of AOM and Michael A. Kramarz our current Chief Financial Officer of Oncologix Tech, Inc., was also appointed Chief Financial Officer of AOM

Wayne Erwin - 55, is the Chairman/CEO of Oncologix Tech Inc. Mr. Erwin is the sole shareholder of Clearview Medical, LLC and is the CEO of Dotolo Research Corporation, the subsidiary of OCLG, located in Phoenix. Since 2010, Wayne Erwin is the Chief Executive Officer of Deep South Capital, LLC. From 2007 to 2010, Mr. Erwin was the co-founder and Chief Operations Officer of Electronic Health Network, a leader in Healthcare Medical Information Technology. From 2007 to 2004 he was the Chief Operating Officer and Director of New Business Development at Crossroads Regional Hospital, a 68 bed, acute care, in-patient and outpatient psychiatric and Substance Abuse Facility. From 1995 to 2004, Mr. Erwin was the Regional Director of Sales for Centerpulse Orthopedics, Inc, a Division of Sulzer Corporation, a $ 3.0 billion Swiss conglomerate specializing in orthopedic total joint reconstruction of hip, knees and shoulder products. Prior to 1995, Mr. Erwin was employed by Valley Lab, Inc., Ball Aerospace and Texas Instruments in various senior management capacities. He served in the US Army, with rank of Captain, at the 101st Airborne Division, with overseas assignments in Panama and Honduras and has advanced military training in Air Borne, Air Assault, and Jungle Warfare training. Wayne graduated with a Bachelor of Science from Louisiana College- Pineville, Louisiana.

 Vickie G. Hart – 59- is the President of Angels of Mercy and brings over 35 years of senior management and healthcare services experience. Since 2011 through 2013, she was the Owner and President of Triple E Healthcare Services, a healthcare services consulting firm located in Alexandria, Louisiana. From 1992 through 2010, Ms. Hart was an Assistant Principal and teacher in Elementary and Secondary education for the Rapides Parish School Systems. Ms. Hart is active in civic and charitable organizations, recently served on the D.A.R.E. Board of Directors, Central Louisiana Lions Club, and the local United Way. Vickie Hart holds a Bachelor of Science Degree from Louisiana State University and a Master Degree in Management from Northwestern State University, Natchitoches, Louisiana.

 Michael A. Kramarz – 43, has served as Chief Financial Officer of the Company since July 15, 2004. Mr. Kramarz was first employed by the Company in September 2002, as its Controller. Mr. Kramarz is responsible for all financial statement, accounting, SEC compliance, payroll and tax functions. From 1995 to 2002, Mr. Kramarz was employed as Accounting Manager for Assurant Group, where he was responsible for the accounting and payroll functions for two inbound call centers. In addition, Mr. Kramarz was responsible for quarterly consolidations into the parent company. From 1992 to 1995, Mr. Kramarz was a staff accountant at VandenToorn & Associates CPA firm where his was responsible for compilations and reviews of financial statements, as well as tax return preparation. Mr. Kramarz holds a Certified Management Accountant Designation (CMA) and a Certified Public Accountant Designation (CPA). Mr. Kramarz holds a Bachelor of Science and Business Administration in Accounting from Aquinas College and a Masters in the Science of Taxation from Grand Valley State University.

Barry Griffith – 44, has been a director of the company since December of 2004. Mr. Griffith brings 20 years of early stage and upstart medical device company experience to Oncologix. Mr. Griffith has been involved in the introduction of novel medical devices in the Orthopedic, Vascular, Neurological and Cancer markets for companies such as Mitek, Schneider, Novoste and Medtronic. His present position is founder and principal of The Bench which is and executive search firm within the medical device industry based out of Newport Beach Ca. Prior to that, he was Director of Sales with Cardiovascular Systems, Inc., Director of Sales for Calypso Medical Technologies and held the Western Area Director roles with Novoste and Isoray.

ITEM 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

To be filed by amendment.

(b) Pro Forma Financial Information

To be filed by amendment.

(c) Exhibits

Exhibit 10.1: Stock Purchase Agreement

Exhibit 10.2:

Employment Agreement

Exhibit 10.3: Management Services Fee Agreement

Exhibit 10.4: Secured Promissory Note

Exhibit 10.5: Stock Pledge Security Agreement

Exhibit 10.6: Warrants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2013	ONCOLOGIX TECH, INC.
	By	/s/ Roy Wayne Erwin
Name: Roy Wayne Erwin Title: Chief Executive Officer

Date: August 1, 2013	ONCOLOGIX TECH, INC.
	By	/s/ Michael A. Kramarz
Name: Michael A. Kramarz Title: Chief Financial Officer

Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of August 1, 2013 by and among Angels of Mercy, Inc. a Louisiana Corporation, (“AOM” or “Seller”) with a principal place of business at 1306 Savoy Road, Youngsville, Louisiana 70592, and Oncologix Tech, Inc.(“OCLG”) a Nevada corporation, with a principal place of business at 212 Edgewood Drive, Pineville, Louisiana 71360.

WITNESSETH:

WHEREAS, the Seller is the owner of 1,000 shares of common stock, par value $.01 per share, of AOM (the “Shares”) representing all the issued and outstanding shares of AOM; and

WHEREAS, Seller desires to sell, and OCLG desires to purchase, the Shares on the terms and conditions set forth herein and Seller desires to relinquish its rights to engage in the personal care service business, operating within Region # 4 and Region # 6 within the State of Louisiana and;

NOW, THEREFORE, in consideration of the mutual representations, warranties, agreements and indemnities herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

1. Purchased Shares/Purchased Price

Subject to the terms and conditions herein stated, AOM hereby agrees to sell, assign, transfer and deliver to OCLG on the Closing Date, and OCLG hereby agrees to purchase the Shares from Seller on the Closing Date, in exchange for a total price of Six Hundred and Fifty Thousand ($650,000) Dollars to be paid as follows:

(a)	One Hundred Thousand Dollars ($100,000.00) provided to the Seller, as the good-faith down payment, on the closing date and for relinquishment of the business operations, financial banking, business assets, common stock of company, and captioned licenses.
(b)	OCLG shall execute a Secured Promissory Note, (Exhibit 1), in favor of the Seller in the principal sum of Five Hundred and Fifty Thousand ($550,000) Dollars, together with an Interest Rate bearing 6% per annum, payable in forty eight (48) monthly installments.
(c)	The monthly payment installments is calculated using a six (6) year amortization schedule with a balloon payment of Two Hundred and Five Thousand, Seven Hundred and One Dollars and 57/100 ($205,701.57) due on November 1, 2017.
(d)	Monthly Principle and Interest payment of $ 9,115.09 to Seller
(e)	Seller agrees to a waiver of the first principle and interest payment for a period of Ninety (90) days with the first payment due to Seller on November 1, 2013.
(f)	Payment of the balance owed to Sellers will be the execution of a Secured Promissory Note, Secured by the Stock of the Company and a 1st lien held on the company stock by Seller subject to the terms and conditions of the Stock Security Agreement, (Exhibit 2), until said Promissory Note is paid in full.
(g)	OCLG and Seller shall mutually cooperate to assist Buyer for obtaining the necessary licenses to operate the Seller business, which is a healthcare and personal care services business, and the required Line of Credit from the Angels of Mercy, Inc banking institution.
(h)	Sellers, to include all owners, officers, directors and members recognizing a personal benefit from this transaction, agrees that Seller will not, for a period of Three (3) years from the date hereof, own, operate, participate, provide consulting services to, directly or indirectly, individually or collectively, any establishment or business engaged in or any related activities within a 200 mile radius of present business, and specifically in Region 4 and Region 6 where the previous license(s) were held and per other Terms and Condition as further defined in the Non-Disclosure and Non-Compete Agreement (Exhibit 3) . The parties simultaneously have herewith executed a comprehensive Non-Competition Agreement, the terms and conditions of which shall be binding, unless OCLG is in material breach of this Stock Purchase Agreement, the associated Bill of Sale, Promissory Note, or Security Stock Agreement.
(i)	Buyer agrees to engage Sellers a “Management Services – Fee Agreement” ( Exhibit 4) in the amount of One Hundred Thousand Dollars ($100,000) in United States currency, payable as follows: Twelve (12) monthly payments of $1,500 beginning on August 15, 2013; Eleven (11) monthly payments of $6,000 beginning on August 15, 2014; with the final payment of $16,000 due on July 15, 2015.
(j)	Buyer agrees to reimburse the Sellers for Broker Fees incurred in the amount of Sixty Five Thousand Dollars ($65,000), (10% of the total acquisition price), for a period of twelve (12) months, at a monthly base rate of $ 5,416.67 per month. The payment of the Broker Fee to Sellers will commence fifteen (15) days post-closing, on or about August 15, 2013, based upon timely account receivables from the business payer sources, and paid every month until the Brokers Fees are paid in full.
(k)	Buyer agrees to provide Sellers with 1,000,000 Warrants (Exhibit 5) to purchase the common stock of the Oncologix Tech, Inc. at an exercise price of $0.015 per share. These warrants are exercisable for a term of Four (4) from the date of this agreement and have a cashless exercise feature.

2 Seller Employment. At the Closing, OCLG shall execute Employment Agreements with Jennifer Hebert and Shannon Haw in the form attached as Exhibits 6 and 7 to this agreement.

3. Effective Time of Closing/ Date. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on August 1, 2013, at 10:00 am CST. (the “Closing Date”), at the offices of Seller in Youngsville Louisiana.

4. Representations and Warranties

4.1 By Seller, Seller jointly and severally represent and warrant as follows and acknowledge that OCLG is relying upon such representations and warranties in connection with the purchase by OCLG of the Shares:

(a)	AOM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana and legally holds licenses to conduct business in Region 4 and Region 6 within the State of Louisiana, and each jurisdiction where its business or its ownership of property requires such license except where such failure to qualify would not have a material adverse effect on the business or property of AOM
(b)	The authorized capital stock of AOM consists of 1,000 shares of common stock; and of such authorized capital, only 1,000 shares of common stock have been duly issued and are outstanding, all of which are fully paid and non-assessable;
(c)	No person, corporation or other entity has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) which has the effect of or is capable of becoming an agreement, option or warrant, for the purchase from AOM of any securities (including convertible securities) of AOM;
(d)	The Shares are owned by Seller as the respective registered and beneficial owner of record, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, restrictions and demands whatsoever (other than investment restrictions imposed by federal or state securities laws);
(e)	No person, corporation or other entity has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) to acquire any shares of AOM;
(f)	Seller is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, or which would prevent or materially restrict the consummation of the transactions provided for herein;
(g)	Seller has all requisite power and authority to execute, deliver and perform their obligations under this Agreement; the execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary action on the part of Seller; and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against them in accordance with its terms;
(h)	None of the reports, notices, statements and other filings made by AOM to federal and state authorities and as set forth in AOM financial statements as of June 30, 2013, (the “Filings Documents”), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. Nothing has occurred since June 30, 2013 with respect to which the Company would be required to file or make any revisions to these Filings. The balance sheets, statements of income, statements of cash flows, and stockholders’ equity contained in any of the Filings have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits); and without limitation of the foregoing, AOM has no material liabilities, fixed or contingent, known or unknown, except to the extent reflected in such financial statements or thereafter incurred in the ordinary course of business.
(i)	Within ten (10) days of the Closing Date, AOM shall provide to OCLG financial statements as required by Item 9.01 of Form 8-K. These financial statements shall be prepared pursuant to Regulation S-X and include a manually signed accountant’s report pursuant to Rule 2-02 of Regulation S-X.
(j)	Since June 30, 2013, (i) the business of AOM has been operated in the ordinary course, (ii) there has been no material adverse change in the financial condition, operations or business of AOM from that reflected in the aforesaid financial statements, and AOM has not incurred any material obligation or liability except in the ordinary course of business, and, there has not been any (A) declaration, setting aside the payment of any dividend or other distribution with respect to the capital stock of AOM, (B) direct or indirect redemption, purchase or other acquisition by AOM of any of its capital stock, or (C) increase in the rate of salary or compensation paid or payable by AOM to Seller or any other officer, director or employee of AOM;
(k)	AOM is not in material default of any of its obligations (including, but not limited to, all letter of credit or leases to which AOM is a party or by which AOM is bound, whether for realty or personal-;

(l)	AOM has, to the date hereof, filed all federal, state and local tax returns, employee payroll taxes and recent 941 filings, and paid or made adequate reserve on its books for all taxes, assessments, lines of credit, and other impositions as and to the extent required by law;
(m)	AOM is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business, and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted;
(n)	Sellers understand that they will be required to file a final income tax return up through the closing date of sale of Angels of Mercy to Seller, and that Buyer will assist Seller with preparation of said income tax filings.
(o)	AOM maintains, has in full force and effect, and has paid all premiums in respect of insurance covering its business and assets against such hazards and in such amounts as are normal and customary for similar businesses of similar size in the locality;
(p)	AOM is not a party to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person.;
(q)	AOM does not maintain and is not required to make any contributions to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person (q);
(r)	There is no pending or, to Seller’ knowledge, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against or relating to AOM’s business, nor is there any basis therefore;
(s)	AOM has the valid right to utilize all trade names, trademarks, patents, trade secrets and other intellectual property utilized in its business, and has not received notice of any claimed infringement of any such intellectual property with the rights or property of any other person;
(t)	Seller does not have any knowledge of any fact, event, circumstance or condition that would materially impair AOM’s ability to continue its normal operations as heretofore conducted (other than general, industry-wide conditions); and
(u)	Annexed hereto as an Exhibit 4.1(u) are true, complete and correct copies of the Articles of Incorporation and By Laws of AOM as same are in effect now and which, Seller hereby covenants, will be in effect at the Closing without any further amendments (unless agreed to in advance in writing by OCLG).

(v)	Brokers or Finders. Seller represents that it has incurred an obligation or liability, contingent or otherwise, for Brokerage or Finders’ Fees or agents’ commissions or financial advisory services in connection with this Agreement. As per1 (j) above, Buyer herby states that the Broker Fees will be paid to Seller by Buyer. The Seller’s agree that portions of the downpayment amountsy received by Seller from Buyer at closing on this transaction, will be paid by Seller for any/ all broker, agents and commission fees at the date of closing or under terms mutually agreed between Seller and Brokers.

(w)	Disclosure. No representation or warranty by the Seller contained in this Agreement or any other Transaction Documents to which the Seller is a party, nor any written statement or certificate furnished by the Seller to the OCLG or its representatives in connection herewith or therewith or pursuant hereto or thereto contains any untrue statement of a material fact, or omits to state any material fact required to make the statements contained herein or therein not misleading.

(x)	Books and Records. The books of account and other records of the Company, all of which have been made available to OCLG, are true and correct. The Seller have provided OCLG with all written records of all meetings held by, and corporate action taken by, the shareholders, the board of directors, committees of the board of directors or the manager(s) and/or members of the Company. The stock books or equivalent records of the Seller are true, complete and correct. As of the date hereof, all of such books and records are in the possession of the Seller and the Company. True, complete and correct copies of the minute books, stock books or equivalent records have been provided to OCLG.

(y)	Financial Statements; Undisclosed Liabilities. Annexed hereto an Exhibit 4.1(y) are true, correct and complete copies of the un-audited consolidated financial statements of the AOM for the twelve-month period ended December 31 2012 (the “Financial Statements”). As of the date of such Financial Statements, the Seller has not had any material liability (actual, contingent or accrued) that is not reflected on such statements. During both periods, there have been no material changes in any of the significant accounting policies, practices or procedures of the Seller in connection with their business. The Financial Statements were prepared in accordance with GAAP during the period covered thereby, are in accordance with the books and records of AOM and fairly and accurately present the financial position of AOM on the date of such statements and the results of the operations of AOM for the period covered thereby. AOM does not have any known liabilities (absolute, accrued, contingent or otherwise), except liabilities (i) reflected in the Financial Statements, (ii) incurred since the date of the Financial Statements, in the ordinary course of business consistent with past practice, which are of the same general nature and amount as those set forth on the face of the Financial Statements, other than any liabilities resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law, in each case as otherwise disclosed herein, or incurred in connection with this Agreement.

(z)	Accounts Receivable. All accounts receivable of AOM that are reflected on the Financial Statements or on the accounts receivable ledger of AOM as of the date hereof (collectively, the “Accounts Receivable”) represent valid obligations arising from time sheet invoices actually made in the ordinary course of business.

(aa)	Title to Properties; Encumbrances. AOM has good and merchantable title to all of the assets which they purport to own, whether reflected on the Financial Statements or acquired subsequent to July 26, 2013, free and clear of all encumbrances and (ii) the AOM has the right to use all properties and assets used by it which it does not purport to own, free and clear of all encumbrances. All real property, machinery, equipment, fixtures, vehicles and other properties, tangible or intangible, which are owned, leased, licensed or used by the AOM are in good operating condition and repair, ordinary wear and tear accepted.

(bb)	Condition and Sufficiency of Assets. The assets owned or used by AOM, including, without limitation, , are adequate for the uses to which they are being put and sufficient for the continued conduct of its business after the date hereof in substantially the same manner as conducted prior to the date hereof.

(cc)	Absence of Certain Changes and Events. Since June 30, 2013, there has been (i) no material adverse change in the condition (financial or otherwise) of AOM or in the business, operations, financial condition, assets, liabilities, prospects or contractual rights of the Company, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the AOM (iii) no material waiver of any valuable right of the AOM or cancellation of any debt or claim held by the Company, (iv) no loan by AOM to any officer, director, employee or shareholder of the Company, or any agreement or commitment therefor, (v) other than in the ordinary course of business, no material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company, (vi) no material loss, destruction or damage to any property of the AOM whether or not insured, (vii) no material change in the personnel of the AOM or the terms and conditions of their employment, (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by AOM otherwise than for fair value in the ordinary course of business consistent with past practice, (ix) no material change in election, annual accounting period or accounting period, no amendment to any tax return, no settlement of any tax claim or assessment, no surrender of any right to claim a refund, no consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment and (x) no contract, agreement, commitment, expenditure or hiring of new employees or consultants involving a potential commitment in excess of $5,000 or which is otherwise material and not entered into in the ordinary course of business consistent with past practice.

(dd)	Contracts

Exhibit 4.1(dd) contains a list of all contracts which:

(i)	involve the Company;
(ii)	involve monetary commitments by any party in excess of $5,000 and
(iii)	cannot be canceled without penalty on thirty (30) days notice or less. Seller has provided true and correct copies of all such contracts to OCLG, or, if applicable, summaries of any oral contracts.
(iv)	All the contracts listed in Exhibit 4.1(dd) are valid and binding obligations of Seller or the Company, and, to Seller’s knowledge, of the other party or parties thereto, enforceable against Seller or the Company, and, to Seller’s knowledge, of the other party or parties thereto, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights in general, or by general principles of equity.
(v)	There has been no uncured material breach or default in any provision of any of such contracts listed in Exhibit 4.1(dd) by the Seller or, to the Seller’s knowledge, any other party or parties thereto, and nothing has occurred which the lapse of time or giving of notice or both would constitute an uncured material breach or default by the Seller or, to the Seller’s knowledge, any other party or parties thereto.

(ee)	Insurance. Exhibit 4.1(ee) lists all the insurance policies of the Company, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Exhibit 4.1(ee) There has been no default in the payment of premiums on any of such policies and, to the Seller’ knowledge, there is no ground for cancellation or avoidance of any such policies or any increase in the premiums thereof, or for reduction of the coverage provided thereby. True, correct and complete copies of all insurance policies listed in Exhibit 4.1(ee) will be furnished to the Buyer.
(ff)	Environmental Matters. No event has occurred or condition exists or operating practice is being employed that under current law AOM is aware of that could give rise to liability on the part of the Company, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest and expenses (including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, or removal), arising under any presently enacted federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the presence, handling, storage, use, transportation, disposal, treatment, discharge and/or release of any Substances in or near or from facilities used by the Company. As used in this Section (ff) the term “Substances” shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto.

(gg)	Employee Benefits. Except as set forth,, AOM does not, directly or through any trade or business which together with Seller would be treated as a “single employer” within the meaning of Code Section 414(b), (c), (m) or (o) (“Controlled Group Member”), maintain or contribute (or have an obligation to contribute) to (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether a single employer, a multiple employer or a multiemployer plan, for the benefit of employees or former employees, or (ii) any other plan, policy, program, practice or arrangement providing compensation or benefits under which Seller or a Controlled Group Member has any obligation or liability to any employee or former employee (or any dependent or other beneficiary thereof) including, without limitation, incentive, bonus, deferred compensation, vacation, holiday, medical, severance, disability, death, stock purchase or other similar benefit, whether written or unwritten (individually, an “Employee Benefit Plan” and collectively, the “Employee Benefit Plans”). True and complete copies of all written Employee Benefit Plans have been delivered to OCLG.

(ii)	Each Employee Benefit Plan maintained by AOM or any Controlled Group Member (and each related trust, custodial account or insurance contract) complies in form and in operation with all applicable governmental requirements, including ERISA and the Code, except where failure to comply would not have a material adverse effect, and all contributions due under each such plan have been or will be made by the date such contribution is or was required to be made under the terms of the Plan or applicable law.

(iii)	No charge, complaint, action, claim or demand with respect to the administration or investment of the assets of any Employee Benefit Plan of AOM or any Controlled Group Member (other than routine claims for benefits) is pending or, to Seller’ knowledge, threatened, and to the knowledge of Seller, no facts exist that could form the basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

(iv)	AOM and its Controlled Group Members (A) have never contributed to, or been under any obligation to contribute to, any multiemployer plan (as defined in Section 3(37) of ERISA) and (B) are not liable, directly or indirectly, with respect to any such plan for a complete or partial withdrawal (within the meaning of Title IV of ERISA) or due to the termination or reorganization of such a plan. Seller and its Controlled Group Members have never maintained or contributed, or had an obligation to contribute, to a defined benefit plan subject to Title IV of ERISA.

4.2 By OCLG. OCLG represents and warrants to Seller and OCLG acknowledge that Seller is relying upon such representations and warranties in connection with the sale by Seller of the Shares:

(a)	OCLG is a company validly existing and in good standing under the laws of the State of Nevada and in each jurisdiction where its business or its ownership of property requires such qualification except where such failure to qualify would not have a material adverse effect on the business or property of OCLG;
(b)	OCLG has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by OCLG has been duly authorized by all necessary action on the part of OCLG; and this Agreement constitutes the legal, valid and binding obligation of OCLG, enforceable against OCLG in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or insolvency statutes or by a court acting as a court of equity;
(c)	OCLG is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument or charter provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the consummation of the transactions provided for herein; and
(d)	OCLG is purchasing the Shares for its own account for investment purposes.
(e)	As of July 26, 2013, the authorized capital stock of OCLG consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock; and of such authorized capital, only 67,587,422 shares of common stock; 58,564 shares of Series D Convertible Preferred Stock and 129,162 shares of Series A Preferred Stock all of which have been duly issued and are validly outstanding fully paid and non-assessable;
(f)	No person, corporation or other entity has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) which has the effect of or is capable of becoming an agreement, option or warrant, for the purchase from OCLG of any securities (including convertible securities) of OCLG which has not been disclosed in the footnotes to the financial statements included in OCLG’s Form 10-Q for the period ending July 26, 2013 (the “10-Q”);
(h)	Except as disclosed in the 10-Q, no person, corporation or other entity has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) which with the giving of notice or lapse of time could become an agreement, option or warrant, for the purchase of any of the Shares;

(i)	None of the reports, notices, statements and other filings made by OCLG to federal and state authorities and as set forth in OCLG’S financial statements as of January 1, 3, as included in the 10-Q or the financial statements included OCLG’s Annual Report on Form 10-K for the year ended May 31, 2013 (the 10-K), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. Nothing has occurred since May 31, 2013 with respect to which the Company would be required to file or make any revisions to the 10-Q. The balance sheets and statements of income, changes in financial position and stockholders’ equity contained in any of the 10-Q and 10-K have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits); and without limitation of the foregoing, OCLG has no material liabilities, fixed or contingent, known or unknown, except to the extent reflected in such financial statements or thereafter incurred in the ordinary course of business.

(j)	Since May 31, 2013, (i) the business of OCLG has been operated in the ordinary course, (ii) there has been no material adverse change in the financial condition, operations or business of OCLG from that reflected in the aforesaid financial statements, and OCLG has not incurred any material obligation or liability except in the ordinary course of business, and, except as set forth on Exhibit 4.2(j) hereof, (iii) there has not been any (A) declaration, setting aside the payment of any dividend or other distribution with respect to the capital stock of OCLG, (B) direct or indirect redemption, purchase or other acquisition by OCLG of any of its capital stock, or (C) increase in the rate of salary or compensation paid or payable by OCLG to Seller or any other officer, director or employee of OCLG;
(k)	OCLG is not in material default of any of its obligations (including, but not limited to, all leases to which OCLG is a party or by which OCLG is bound, whether for realty or personalty);
(l)	OCLG has, to the date hereof, filed all federal, state and local tax returns and paid or made adequate reserve on its books for all taxes, assessments and other impositions as and to the extent required by law;
(m)	OCLG is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business, and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted;
(n)	OCLG maintains, has in full force and effect, and has paid all premiums in respect of insurance covering its business and assets against such hazards and in such amounts as are normal and customary for similar businesses of similar size in the locality;
(o)	OCLG is not a party to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any with the exception of an Employment Agreement with the OCLG Chief Executive Officer and the Chief Financial Officer as disclosed in the company 10Q filing as of May 31, 2013.
(p)	OCLG does not maintain and is not required to make any contributions to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person
(q)	There is no pending or, to OCLG’S knowledge, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against or relating to OCLG or its business;
(r)	OCLG has the valid right to utilize all trade names, trademarks, patents, trade secrets and other intellectual property utilized in its business, all of which is detailed in the 10-Q, and has not received notice of any claimed infringement of any such intellectual property with the rights or property of any other person;
(t)	OCLG has no knowledge of any fact, event, circumstance or condition that would materially impair OCLG’S ability to continue its normal operations as heretofore conducted (other than general, industry-wide conditions);
(u)	Annexed hereto as Exhibit 4.2(u) are true, complete and correct copies of the Articles of Incorporation and By Laws of OCLG as same are in effect now and which, Seller and OCLG hereby covenant, will be in effect at the Closing without any further amendments (unless agreed to in advance in writing by OCLG).
(v)	Brokers or Finders. OCLG has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement or the transactions contemplated hereby or thereby.

(w)	Disclosure. No representation or warranty by the OCLG contained in this Agreement or any other Transaction Documents to which the OCLG is a party, nor any written statement or certificate furnished by the OCLG to the Seller or its representatives in connection herewith or therewith or pursuant hereto or thereto contains any untrue statement of a material fact, or omits to state any material fact required to make the statements contained herein or therein not misleading.

(x)	Books and Records. The books of account and other records of OCLG, all of which are available to Seller are true and correct. The stock books or equivalent records of OCLG are true, complete and correct. As of the date hereof, all of such books and records are in the possession of the OCLG.. True, complete and correct copies of the minute books, stock books or equivalent records of OCLG are available to the Seller;

(y)	Title to Properties; Encumbrances. OCLG has good and merchantable title to all of the assets which they purport to own, whether reflected in the 10-Q or acquired subsequent to May 31, 2013, free and clear of all encumbrances and (ii) OCLG has the right to use all properties and assets used by it which it does not purport to own, free and clear of all encumbrances. All real property, machinery, equipment, fixtures, vehicles and other properties, tangible or intangible, which are owned, leased, licensed or used by OCLG are in good operating condition and repair, and with ordinary wear and tear excepted.
(z)	Condition and Sufficiency of Assets. The assets owned or used by the OCLG, including, without limitation, all inventories, are adequate for the uses to which they are being put and sufficient for the continued conduct of its business after the date hereof in substantially the same manner as conducted prior to the date hereof.

(aa)	Absence of Certain Changes and Events. Since May 31, 2013, there has been (i) no material adverse change in the condition (financial or otherwise) of OCLG or in the business, operations, financial condition, assets, liabilities, prospects or contractual rights of OCLG, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the OCLG (except for the dividends in the purview of Section 8 hereof), (iii) no material waiver of any valuable right of the OCLG or cancellation of any debt or claim held by the Company, (iv) no loan by OCLG to any officer, director, employee or shareholder of the Company, or any agreement or commitment therefor, (v) other than in the ordinary course of business, no material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company, (vi) no material loss, destruction or damage to any property of the OCLG whether or not insured, (vii) no material change in the personnel of the OCLG or the terms and conditions of their employment, (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the OCLG otherwise than for fair value in the ordinary course of business consistent with past practice, (ix) no material change in election, annual accounting period or accounting period, no amendment to any tax return, no settlement of any tax claim or assessment, no surrender of any right to claim a refund, no consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment and (x) no contract, agreement, commitment, expenditure or hiring of new employees or consultants involving a potential commitment in excess of $5,000 or which is otherwise material and not entered into in the ordinary course of business consistent with past practice.

(bb)	Contracts

Exhibit 4.2(bb) contains a list of all contracts which:

(i)	involve the Company; (ii) involve monetary commitments by any party in excess of $5,000 and (iii) cannot be canceled without penalty on thirty (30) days notice or less. OCLG has provided true and correct copies of all such contracts to Seller, or, if applicable, summaries of any oral contracts.

(ii)	All the contracts listed in Exhibit 4.2(bb) are valid and binding obligations of OCLG, and, to OCLG’s knowledge, of the other party or parties thereto, enforceable against OCLG, and, to OCLG’s knowledge, of the other party or parties thereto, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights in general, or by general principles of equity.

(iii)	There has been no uncured material breach or default in any provision of any of such contracts listed in Exhibit 4.2(bb) by OCLG or, to OCLG’s knowledge, any other party or parties thereto, and nothing has occurred which the lapse of time or giving of notice or both would constitute an uncured material breach or default by OCLG or, to OCLG’s knowledge, any other party or parties thereto.

(dd)	Environmental Matters. No event has occurred or condition exists or operating practice is being employed that under current law OCLG is aware of that could give rise to liability on the part of OCLG, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest and expenses (including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, or removal), arising under any presently enacted federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the presence, handling, storage, use, transportation, disposal, treatment, discharge and/or release of any Substances in or near or from facilities used by the Company. As used in this Section (dd) the term “Substances” shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto.

(ee)	Employee Benefits.
(i)	Except as set forth, OCLG does not, directly or through any trade or business which together with Seller would be treated as a “single employer” within the meaning of Code Section 414(b), (c), (m) or (o) (“Controlled Group Member”), maintain or contribute (or have an obligation to contribute) to (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether a single employer, a multiple employer or a multiemployer plan, for the benefit of employees or former employees, or (ii) any other plan, policy, program, practice or arrangement providing compensation or benefits under which Seller or a Controlled Group Member has any obligation or liability to any employee or former employee (or any dependent or other beneficiary thereof) including, without limitation, incentive, bonus, deferred compensation, vacation, holiday, medical, severance, disability, death, stock purchase or other similar benefit, whether written or unwritten (individually, an “Employee Benefit Plan” and collectively, the “Employee Benefit Plans”). True and complete copies of all written Employee Benefit Plans have been delivered to Seller.
(iii)	Each Employee Benefit Plan maintained by OCLG or any Controlled Group Member (and each related trust, custodial account or insurance contract) complies in form and in operation with all applicable governmental requirements, including ERISA and the Code, except where failure to comply would not have a material adverse effect, and all contributions due under each such plan have been or will be made by the date such contribution is or was required to be made under the terms of the Plan or applicable law.

(iv)	No charge, complaint, action, claim or demand with respect to the administration or investment of the assets of any Employee Benefit Plan of OCLG or any Controlled Group Member (other than routine claims for benefits) is pending or, to Seller’ knowledge, threatened, and to the knowledge of Seller, no facts exist that could form the basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.
(v)	OCLG and its Controlled Group Members (A) have never contributed to, or been under any obligation to contribute to, any multiemployer plan (as defined in Section 3(37) of ERISA) and (B) are not liable, directly or indirectly, with respect to any such plan for a complete or partial withdrawal (within the meaning of Title IV of ERISA) or due to the termination or reorganization of such a plan. Seller and its Controlled Group Members have never maintained or contributed, or had an obligation to contribute, to a defined benefit plan subject to Title IV of ERISA.
(ii)	OCLG is not and has never been a “Shell company” as that term is defined in Rule 405 under the Securities Act of 1933, as amended and any published interpretations of such term by the Securities and Exchange Commission (“SEC”).
(jj)	The periodic and current reports filed with the SEC by OCLG pursuant to the SEC under the Securities Exchange Act of 1934, as amended, were true accurate and complete when filed and do not fail to state any fact necessary in order to make the statements therein not misleading.

5. Survival of Representations and Warranties

5.1 Seller. The representations and warranties of Seller contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the consummation of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of OCLG, shall continue in full force and effect for the benefit of OCLG and any claim in respect thereof shall be made in writing:

(a)	with respect to representations and warranties of Seller, relating to matters other than tax matters, for a period of 18 months after the Closing Date; and
(b)	with respect to representations and warranties of Seller, relating to tax liability or other tax matters, within the period commencing on the Closing Date and expiring on the date on which the last applicable limitation period (without giving effect to any voluntary extension(s) hereafter granted by or on behalf of AOM) under any applicable taxation legislation expires with respect to any fiscal year of AOM which is relevant in determining any relevant tax liability of AOM.

5.2 OCLG. The representations and warranties of OCLG contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Seller, shall continue in full force and effect for the benefit of Seller and any claim in respect thereof shall be made in writing for a period of 18 months after the Closing Date.

5.3 General. The provision of this Section 5 respecting the expiration of claims periods is expressly subject to Section 10.3 hereof.

6. [INTENTIONALLY LEFT BLANK]

7. Additional Agreements

Each of Seller and OCLG shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize the transactions contemplated by this Agreement and the execution and delivery of this Agreement and other agreements, understandings and documents contemplated hereby, and shall cause all necessary meetings of directors and stockholders to be held for such purpose.

8.  Deliveries and Conditions Precedent to Closing

8.1  Conditions Precedent to the Obligation of OCLG. The obligation of OCLG to complete the transactions contemplated herein is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of OCLG and may be waived by it in whole or in part):

(a)	Completion of due diligence review to its reasonable satisfaction by July 26, 2013;
(b)	The representations and warranties of Seller contained herein shall be true and correct as at the Closing Date to the best of their knowledge;
(c)	Seller shall have performed all of their obligations under this Agreement to be performed by them on or prior to the Closing Date and Seller shall not be in breach of any agreement on their part contained in this Agreement;
(d)	All documents relating to the due authorization and completion of the transactions contemplated hereby and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by Seller of their obligations under this Agreement shall be satisfactory to OCLG and its counsel and OCLG shall have received copies of all such documents or other evidence as it may reasonably request in form and substance satisfactory to OCLG and its counsel and its counsel;
(e)	Commencement of all necessary licensing approvals by the state or local authorities, as needed;
(f)	Review of the AOM internal GAAP financial statements for the year ended December 31, 2010, December 31, 2011 and at December 31, 2012 in a manner and with results reasonably satisfactory to OCLG.

8.2 Conditions Precedent to Obligations to Seller. The obligation of Seller to complete the transactions contemplated hereunder is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of Seller and may be waived by them in whole or in part):

(a)	the representations and warranties of OCLG contained herein shall be true and correct as at the Closing Date;
(b)	OCLG shall have performed all its obligations under this Agreement to be performed by it on or prior to the Closing Date and OCLG shall not be in breach of any agreement on its part contained in this Agreement;
(c)	all documents relating to the due authorization and completion of the transactions contemplated hereby and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by OCLG of its obligations under this Agreement shall be satisfactory to Seller and their counsel and Seller shall have received copies of all such documents, to include copies of licenses and Medicaid provider numbers, leases, or other evidence as they may reasonably request in form and substance satisfactory to Seller and their counsel;

If any of the conditions contained in Section 8.2 hereof shall not be fulfilled or performed on or before the Closing Date to the reasonable satisfaction of Seller, Seller may, by written notice to OCLG, terminate all their obligations hereunder.

8.3 Conditions to the Seller and OCLGs Obligations. At closing, Seller shall receive from OCLG a certificate to the effect that:

(a)	the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or a material adverse effect qualifier, which shall be true and correct in all respects) when made and on the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) of the representations and warranties of each OCLG contained herein;
(b)	all obligations, covenants and agreements of OCLG required to be performed at or prior to the Closing Date shall have been performed;
(c)	no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement;
(d)	Conditions to OCLG’s and Sellers Obligations. At Closing, OCLG shall receive a certificate of the Seller to the effect that:
(e)	the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or a material adverse effect qualifier, which shall be true and correct in all respects) when made and on the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) of the representations and warranties of the Seller contained herein;
(f)	all obligations, covenants and agreements of the Seller required to be performed at or prior to the Closing Date shall have been performed;
(g)	the Seller shall obtain with the cooperation of OCLG any and all Required Consents as hereinafter defined, if any, and shall have provided OCLG with true and correct copies thereof;
(h)	no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement;
(i)	nothing shall have occurred or been discovered prior to the Closing Date that would reasonably be expected, either individually or collectively, to have a materially adverse effect on the business, operations, financial condition, prospects or assets of the Seller (a “Material Adverse Effect”);

9.  Deliveries at Closing:

9.1  Deliveries by OCLG: At the Closing, or as described below, OCLG shall deliver to Seller :

(a)	Minutes of its Board of Directors approving the execution and delivery of this Agreement,
(b)	A certificate of compliance with representations warranties and covenants executed by its Chief Executive Officer and ;
(c)	The Employment Agreement for Shannon Haw and Jennifer Hebert;
(d)	Secured Promissory Note
(e)	Stock Pledge- Security Agreement
(f)	Non-Competition Agreement
(g)	Such other documents and instruments as Seller or its counsel may reasonably request.

9.2 Deliveries by Seller: At the Closing Seller shall deliver to OCLG:

(a)	Certificates for the AOM Shares;
(b)	Minutes of their governing bodies approving the execution and delivery of this Agreement and each of the documents and instruments contemplated hereby;
(c)	A certificate of compliance with representations warranties and covenants executed by their CEO, owner, or managing member;
(d)	Bill of Sale to convey all stock/assets “as-is” of Company and licenses held
(e)	Such other documents and instruments as OCLG or its counsel may reasonably request.

10. Termination

This Agreement may not be terminated at any time prior to the Closing Date referred to in Section 3 hereof by OCLG or Seller except by their mutual consent or except in the case on a substantial and non-curable breach by the non-terminating party.

11. Indemnification

11.1	Each party hereto agrees to indemnify and hold harmless the other party from and in respect of any cost, claim, loss, damage, liability or expense which such other party may suffer or incur, whether at law or in equity, arising out, resulting from or in connection with the inaccuracy of any representation or warranty contained herein, for the time periods provided in Section 5.1 hereof.
11.2	No claim for indemnification will arise until written notice thereof is given to the party from whom indemnification is sought or claimed (the “Indemnitor”). Such notice shall be sent within a reasonable time following the determination by the party seeking indemnification (the "Indemnitee") that a claim for indemnity may exist. In the event that any legal proceedings shall be instituted or any claim or demand is asserted by any third person in respect of which either party may seek any indemnification from the other party, the Indemnitee shall give or cause to be given to the Indemnitor written notice thereof and the Indemnitor shall have the right, at its option and expense, to be present at the defense of such proceedings, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times remain with the Indemnitee, unless the Indemnitor irrevocably acknowledges full and complete responsibility for indemnification of the Indemnitee in respect of the subject claim, in which case the Indemnitor may assume such control through counsel of its choice; provided, however, that no settlement shall be entered into without the Indemnitee's prior written consent (which shall not be unreasonably withheld). The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.
11.3	Notwithstanding anything in this Agreement to the contrary, the indemnity provided for in this Section 11 shall apply to any loss, claim, cost, damage, expense or liability, whether or not the actual amount thereof shall have been ascertained prior to the final day upon which a claim for indemnity with respect thereto may be made hereunder in accordance with Section 5 hereof, so long as written notice thereof shall have been given to the party from whom indemnification is sought prior to said date, setting forth specifically and in reasonable detail, so far as is known, the matter as to which indemnification is being sought, but nothing herein shall be construed to require payment of any claim for indemnity until the actual amount payable shall have been finally ascertained.

12. Notices

Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when sent by certified or registered mail or by overnight courier or by hand, addressed to the addresses set forth on the first page of this Agreement or to such other address furnished by notice given in accordance with this Section

13. Governing Law, Venue and Jury Trial Waiver

THE VALIDITY OF THIS ENFORCEMENT, THE CONSTRUCTION, INTREPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES AND THE STATE OF LOUISIANA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF LOUISIANA AND FEDERAL COURTS LOCATED IN THE CITY OF ALEXANDRIA, LOUISIANA, WITHIN RAPIDES PARISH, AND SELLER IRREVOCABLY SUBMITS TO THE JURISDICTION OD SUCH COURTS. BOTH SELLER AND BUYER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITHI THIS SECTION. SELLER AND BUYER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS COMTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUATORY CLAIMS. EACH OF THE BUYER AND SELLER REPRESENTS THAT IS HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. Entire Agreement

This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. There are no verbal statements, representations, warranties, undertakings or agreements between the parties. This agreement may be amended only by an instrument in writing signed by both parties.

15. Time of the Essence

Time shall be of the essence of this Agreement.

16. Assignment

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, which consent may be withheld in either party's sole and absolute discretion, except that OCLG may assign its rights hereunder to an entity that is substantially owned by OCLG without Seller’ consent.

17. Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Date:	Oncologix Tech Inc.
	By	/s/ Roy Wayne Erwin,
Name: Roy Wayne Erwin Title: Chief Executive Officer

Date:	Oncologix Tech Inc.
	By	/s/ Vickie G. Hart
Name: Vickie G. Hart Title:President

Date:	Angels of Mercy, Inc.
	By	/s/ Jennifer Hebert
Name: Jennifer Hebert Title: Owner

Date:	Angels of Mercy, Inc.
	By	/s/ Clifford N. Haw
Name: Clifford N. Haw Title: Owner

Date:
	By	/s/
Witness/Notary

Exhibit 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of July 31, 2013, by and between Oncologix Tech, Inc. (Company), a company duly incorporated and validly existing under the laws of Nevada and Vickie G. Hart ("Executive"), with principal office located at 212 Edgewood Drive, Pineville, Louisiana 71360.

RECITALS

A.	WHEREAS, the Company wishes to ensure that it will have the benefits and knowledge of Employee's services and expertise on the terms and conditions hereinafter set forth; and
B.	WHEREAS, Oncologix Tech, Inc. is a diversified medical device and healthcare holding company.
C.	WHEREAS, Oncologix Tech Inc. has acquired 100% of the common stock of Angels of Mercy, Inc. with business activities in the Personal Care Attendant (PCA) non-medical, healthcare services.
D.	WHEREAS, the Company desires to engage Ms. Vickie G. Hart as President of Angels of Mercy, Inc. and the Executive desires to provide employment services to the Company on all of the terms and conditions herein set forth.
E.	WHEREAS, the Company desires to provide the Executive with compensation in recognition of the Executive's valuable skills and services.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

ARTICLE I. DEFINITION

In this Agreement, unless the context otherwise requires, the following words shall have the following meaning:

"Board" means the Board of Directors of the Company;

“Business” means Angels of Mercy, Inc, a company incorporated and validly existing under the laws of the state of Louisiana;

"Company" means Oncologix Tech, Inc., a company duly incorporated and validly existing under the laws of the Nevada;

"Commencement Date" means April 2, 2013, the date of commencement of Employment;

"Company Group" means the Company and all of its subsidiaries;

"Employment" means the employment of the Executive under the terms herein;

"Executive" means Vickie G. Hart, a citizen of the United States of America ;

Confidentiality and Non-Competition Agreement" means the Confidentiality and Non-competition Agreement to be executed by and between the Company and Executive;

ARTICLE II. POSITION AND DUTIES

2.1 Employment. The Company hereby employs the Executive as President of Business. The Executive hereby accepts such engagement with the Company and Business, in accordance with and subject to all of the terms, conditions and covenants set forth in this Agreement. The Executive principal office is located at 212 Edgewood Drive, Pineville, Louisiana 71360, Angels of Mercy, Inc. is headquartered at 1306 Savoy Road, Youngsville, Louisiana 70508, and Oncologix Tech, Inc. is headquartered at PO Box 8832, Grand Rapids, MI 49518-8832 and the Executive will travel as required within the US.

2.2 Scope of Duties. The Executive shall be the President and shall have such other additional positions with the Business as the Chief Executive Officer and the Company shall determine from time to time. The Executive shall have responsibility for the following duties, operating within such established guidelines, plans or policies as may be established or approved by the Company from time to time:

(a)	prepare, in coordination with the Company’s Chief Executive Officer and Chief Financial Officer, deliver GAAP Business financial statements, including but not limited to the Monthly Balance Sheets and Income Statements, Quarterly Business Reports, assist with Press Releases and other items required by the Company, verification of payment of all Business federal, state income taxes and payroll taxes, and verify to Chief Financial Officer continued Business cash flow for all debt service and operational requirements;
(b)	as President, maintain all Business records relating to Angels of Mercy, Inc. and its subsidiaries, including but not limited to board minutes;
(c)	supporting the Company Board of Directors, company legal representative, and the Chief Executive Officer in such matters as preparation and presentation of such financial and statistical reports as may be requested from time to time and assisting in the Company's business and strategic planning and preparation of the Business annual budgets;
(d)	such other responsibilities and duties customarily performed by the President of companies in the Personal Care Attendant (PCA) healthcare services industry;

2.3 Other Business Affiliations. The Executive agrees that, without the approval of the Chief Executive Officer, the Executive shall not, during the period of employment with the Company, devote more than 15% at any time to any other business affiliation which would interfere with or derogate from Executive's obligations under this Agreement. The Executive represents and warrants that her service as such Executive does not create any conflict of interest in relation to her duties and obligations to the Business or Company hereunder, and agrees that in the event such a conflict arises, she will promptly report it to the Chief Executive Officer.

2.4 No Breach of Duty. The Executive represents that the Executive's performance of this Agreement is as an employee of the Business and will not breach any agreement or duty to keep in confidence proprietary information acquired by the Executive in confidence or in trust (i) prior to employment with the Company or (ii) pursuant to his service referred to in Section 2.3. The Executive has not and will not enter into any agreement either written or oral in conflict with this Agreement. The Executive is not presently restricted from being employed by the Business or Company or entering into this Agreement.

ARTICLE III. DURATION

3.1 Commencement Date. The Executive's first day of employment shall be July 31, 2013 ("Commencement Date").

3.2 Term. This Agreement shall continue for an initial term of three (3) years from the Commencement Date unless otherwise terminated in accordance with Article 8 below. Upon the expiration of the initial term, this Agreement shall be automatically extended for successive periods of twelve (12) months, unless terminated by either party upon thirty (30) days' notice prior to the expiration of the initial term or any subsequent terms.

ARTICLE IV. COMPENSATION

4.1 Salary. The Executive shall be paid an initial base annual salary of $52,000 per annum, less deductions required by law, which shall be paid in equal monthly installments in the U.S. dollar equivalent with the Business normal and customary payroll practices. Such salary shall be increased at a minimum of 5% per year, reviewed annually, and any base salary increases or decreases will be approved by the Chief Executive Officer, the Chief Financial Officer and the Company Board of Directors, Compensation Committee. If inadequate funds are available, the salary and other benefits and expenses not paid to Executive shall be accrued per quarter. At the end of the quarter, approved at the sole discretion by the Chief Executive Officer, the accrued salary may be converted into Company stock forty five (45) days after the end of the quarter and converted in stock at a price equivalent to the lowest five (5) day average bid price during the preceding quarter.

4.2 PROFESSIONAL FEES. The Company shall have exclusive authority to determine the fees, or a procedure for establishing the fees, to be charged by the Company to the Business. All sums paid to the Executive or the Company in the way of fees or otherwise for other services of the Executive, shall, except as otherwise specifically agreed by the Company, be and remain the property of the Business and shall be included in the Business’s name in such checking account or accounts as the Company may from time to time designate.

4.3 CLIENTS AND CLIENT RECORDS. The Business shall have the authority to determine who will be accepted as clients of the Business, and the Executive recognizes that such clients accepted are clients of the Business and not the Executive. All client records and files of any type concerning clients of the Business shall belong to and remain the property of the Business, notwithstanding the subsequent termination of this Agreement.

4.4 POLICIES AND PROCEDURES. The Company shall have the authority to establish from time to time the policies and procedures to be followed by the Executive in performing services for the Business. Executive shall abide by the provisions of any contract entered into by the Company under which the Executive provides services. Executive shall comply with the terms and conditions of any and all contracts entered by the Company. Executive is not authorized to bind or negotiate contracts for the Business or enter into any legal or financial transaction without prior approval from the Chief Executive Officer outside of the normal course of business.

4.5 Bonus. The Executive shall be eligible for an annual performance-based cash bonus at the discretion of the Chief Executive Officer.

4.6 Reimbursable Expenses. The Business shall reimburse the Executive for all reasonable business expenses incurred in the performance of the Executive's duties, hereunder on behalf of the Business, subject to submission of expense reports and approval according to the Business and Company's financial regulations.

4.7 Income Taxes. The payment of tax, social security and similar payments arising out of this Agreement shall be dealt with by the parties in accordance with applicable laws and regulations.

4.8 The Executive agrees to any withholdings that must be made by the Business pursuant to such laws and regulations. Furthermore, the Executive undertakes to promptly discharge any payments that are payable by him pursuant to such laws and regulations and agrees to indemnity the Business and the Company and hold the Business and Company harmless from any and all claims made by any entity on account of an alleged failure by the Executive to satisfy such obligations.

ARTICLE V. OTHER BENEFITS, VACATION , HOLIDAYS, INSURANCE

5.1 Vacation. The Executive shall be entitled in each calendar year to fourteen (14) working days' vacation with full salary (in addition to statutory holidays) to be taken at such reasonable time or times as approved by the Chief Executive Officer. The Executive may accumulate and carry forward unused vacation to the following calendar year. The entitlement to vacation and, on termination of employment, vacation pay in lieu of vacation, shall accrue pro rata throughout each calendar year of the period of employment.

5.2 Holidays. The Executive shall be entitled to the all statutory public holidays observed.

5.3 Benefits. Executive shall be entitled to participate in any and all medical insurance, group health care programs (including dental, vision and prescription drug programs), disability insurance, pension and other benefit plans which are made generally available by the Business or Company to other similarly situated Executives performing similar functions as Executive. The Company, in its sole discretion may at any time, amend or terminate its benefit plans or programs; provided, however, that the Company shall not do so except to the extent that such amendment or termination is in good faith and applies generally to all employees of the Company.

If the Company does not have an Executive Benefit program available, the company will provide a monthly fixed amount of $400.00 to secure Health/Dental and Long Term Disability insurance.

5.4 Key Man Insurance. The Company may maintain, at its expense, Key Man Life Insurance (the "Policy") on the life of Employee for the benefit of the Company with a benefit of Two Hundred and Fifty Thousand Dollars ($250,000). Employee's signature to this Agreement constitutes Employee's written consent to being insured under the Policy and that the Company may continue such life insurance coverage after Employee's employment with the Company terminates, regardless of the cause of such termination. Employee shall make all necessary applications, submit to physical examinations and otherwise cooperate with the Company with respect to the purchase of the policy.

5.5 Death of Executive. In the event the Executive shall die during the term hereof, the Company shall pay to the Executive's surviving spouse, or if the Executive shall leave no surviving spouse, then to the Executive's estate, only such amounts as may have been earned by the Executive prior to the Executive's date of death, but which were unpaid at date of death.

5.6 Life Insurance. Company shall provide a term life policy to Executive in the face value amount of 3x annual base salary.

ARTICLE VI. CONFIDENTIALITY, NONSOLICITATION AND NONCOMPETITION

6.1 Confidentiality. During his employment, the Executive will have access to, will become acquainted with various trade secrets, confidential and proprietary information relating to the business of the Company and its subsidiaries, including but not limited to customers, employee, supplier, and distributor lists, contacts, addresses, information about employees and employee relations, training manuals and procedures, recruitment methods and procedures, business plans and projections, employment contracts, employee handbooks, information about customers and suppliers, price lists, costs and expenses, documents, budgets, proposals, financial information, inventions, patterns, processes, formulas, data bases, know how, developments, experiments, improvements, computer programs, manufacturing, recruitment and distribution techniques, specifications, tapes, and compilations of information, all of which are owned by the Business, the Company and its subsidiaries, other parties with which the Company and its subsidiaries do business ("Third Parties") or customers of the Company and its subsidiaries, and which are used in the operation of the business of the Business and its subsidiaries, or such Third Parties or customers. The Executive agrees at all times during the term of his employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Business, or to disclose directly or indirectly to any person, firm or corporation without written authorization of the Chief Executive Officer, any trade secrets or confidential information. In addition, the Executive understands "trade secret" or "confidential information" means all information concerning the Business, the Company and its subsidiaries, Third Parties and/or customers (including but not limited to information regarding the particularities, preferences and manner of doing business)

that is (i) not generally known to the public and (ii) cannot be discovered or replicated by a third party without substantial expense and effort.

6.2 Non-Solicitation. The Executive agrees that during the Executive's employment and for a period of the later of two (2) years after the termination of employment hereunder where the Company does business, the Executive shall not:

(i)	directly call upon or solicit any of the customers of the Business or its subsidiaries that were or became customers during the term of the Executive's employment (as used herein "Customer" shall mean any person or company as listed as such on the books of Business or its subsidiaries); or
(ii)	induce its subsidiaries, attempt to induce any employee, agent or consultant of the Business to terminate his or her association with the Business, Company or its subsidiaries.

6.3 Non-Competition. The Executive agrees that during the Executive's employment and for a period of three (3) years , subject to Section 2.3, devote full time to the business of the Company and will not directly or indirectly, engage, individually or as an officer, director, employee, consultant, advisor, partner or co-venture, or as a stockholder or other proprietor owning an interest in any firm, corporation, partnership or other organization in the business of Personal Care Attendant (PCA) healthcare services, selling or marketing of services in competition with the products and/or services of the Business and its subsidiaries. The Executive shall, during the term of the Executive's employment and the term of the non-competition restriction, furnish to the Company a detailed statement of any outside employment or consulting services in which the Executive seeks to engage or invest, and, as from time to time requested by the Company, resubmit for approval a detailed statement thereof. In the event the Company determines in good faith that such violation or conflict exists, the Executive shall refrain from such employment, consulting services or investment.

6.4 Enforceability. The Executive agrees that, having regard to all the circumstances, the restrictions in this Article 6 are reasonable and necessary but no more than sufficient for the protection of the Business and the Company. The Company and Executive agree that:

(i)	each restriction in this Article 6 shall be read and construed independently of the other restrictions so that if one or more are found to be void or unenforceable as an unreasonable restraint of trade or for any other reason, the remaining restrictions shall not be affected; and
(ii)	if any restriction is found to be void but would be valid and enforceable if some part of it were deleted or the period thereof were deleted or the range of activities or area dealt with thereby were reduced in scope, the restriction shall apply with such modifications as may be necessary to make it valid and enforceable.

6.5 Injunctive Relief. In the event of the breach or threatened breach by the Executive of this Article 6, the Company, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this Article 6 in any court of competent jusrisdiction.

6.6 Assignment and Transfer. Executive’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Business and Company’s assets, any corporate successor to Business, Company or any assignee thereof.

ARTICLE VII. ASSIGNMENT OF INVENTIONS AND INTELLECTUAL PROPERTY

7.1 The parties foresee that the Executive has created and may create business plans, marketing plans, designs or other intellectual property in the course of his duties hereunder and agree that in this respect the Executive has a special responsibility to further the interests of the Company.

7.2 Any invention, production, marketing plan, web-site development, business plans, business improvement or design made or process or information discovered or copyright work or trade mark or trade name or get-up source code or any other intellectual property created by the Executive during the continuance of his Employment hereunder (whether before or after the date hereof or whether capable of being patented or registered or not and whether or not made or discovered in the course of his employment hereunder) in conjunction with or in any way affecting or relating to the business of any company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Business and the Chief Executive Officer and shall belong to and be the absolute property of such Business, the Company, the Company Group as the Company may direct.

7.3 The Executive if and whenever required to do so by the Business shall at the expense of the Business or Company apply or join in applying for letters patent or other protection or registration for any such invention, improvement design process information work trade mark name or get-up source code or other intellectual property rights as aforesaid which belongs to such company and shall at the expense of such company execute and do all instruments and things necessary for vesting the said letters patent or other protection or registration when obtained and all right title and interest to and in the same in such company absolutely and as sole beneficial owner or in such other person as the Company may specify.

7.4 The Executive hereby irrevocably appoints the Business to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Business the full benefit of this Article and in favor of any third party a certificate in writing signed by any Executive or by the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

ARTICLE VIII. TERMINATION

8.1 Except as otherwise provided in Sections 3.3 and 8.2, the Executive employment may be terminated by either party giving the other not less than thirty (30) days' notice in writing provided that the Business shall have the option to pay salary (pro-rated) in lieu of any required period of notice. Notwithstanding the thirty (30) days' notice requirement in this Section 8.1, the Executive agrees to continue to perform his duties hereunder until a new President of the Business is appointed and to ensure a smooth transition thereafter, and the terms of this Agreement shall continue to apply; provided that any such extension shall not exceed thirty (30) days. During such thirty (30) days' notice period and any extension thereof pursuant to this Section 8.1, the Business shall use its diligent efforts to recruit a new President.

 8.2 Notwithstanding the other provisions of this Agreement, the Business and Company may terminate the Employment “With-Cause” forthwith without prior notice (but without prejudice to the rights and remedies of the Business) for any breach of this Agreement in any of the following cases:

(i)	if the Executive fails or neglects efficiently and diligently to carry out his duties to the reasonable satisfaction of the Chief executive Officer and the Company Board;
(ii)	if the Executive is guilty of serious misconduct in connection with the Employment;
(iii)	if the Executive is convicted of any criminal offense, which might reasonably be thought to adversely affect the performance of his duties;
(iii	if the Executive does any act or thing which may bring serious discredit on the Business, Company or the Company Group;
(iv)	if the Executive commits any serious breach of the Business By-Laws and operating procedures (as laid down by the Business and communicated to the Executive from time to time) and has caused serious financial loss to the Business;
(v)	if the Executive fails to observe and perform any of the duties and responsibilities imposed by this Agreement or which are imposed by law, or is in breach of any representation, warranty or covenant made by the Executive under this Agreement;
(vi)	if the Executive becomes unsound of mind or suffers from a mental disorder; or
(vii)	if the Executive otherwise acts in breach of this Agreement so as materially to prejudice the business of the Business, Company or the Company Group.

8.3 The Executive shall not, at any time after termination of the Employment for whatever reason, represent himself as being in any way connected with the Business or the Company.

8.4 Upon termination of the Employment for whatever reason, the Executive shall forthwith deliver to the Company or its authorized representative such of the following as are in his possession or control:

(i)	All keys, security and computer passes, plans, statistics, documents, records, papers, magnetic disks, tapes or other software storage media including all copies, records and memoranda (whether or not recorded in writing or on computer disk or tape) made by the Executive of any confidential or proprietary information relating to the business of the Company and its subsidiaries;
(ii)	All credit cards and charge cards provided for the Executive's use by the Business; and
(iii)	All other property of the Company not previously referred to in this Article; and
(iv)	any breach of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach; and
(v)	if Executive employment is terminated With Cause, Executive will not be entitled to any Executive severance pay but will receive payment for any unpaid salary up to that event and paid for all unused vacation days accrued and unpaid expenses.

8.5 Termination With-Out Cause. The Company may terminate Executive’s employment hereunder at any time without cause, provided, however, that Executive shall be entitled to severance pay in the amount of 26 weeks of Base Salary in addition to accrued but unpaid Salary and accrued vacation, less deductions required by law, but only if, Executive executes a valid and comprehensive release of any and all claims that the Executive may have against the Company in a form provided by the Company and Executive executes such form within ten (10) days of tender.

8.6 DISABILITY OF EXECUTIVE

The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 180 consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and vacation.

(i)	Definitions - For purposes of this Agreement, whenever used in this Section 8.3:

" Total disability" shall mean that the Executive is unable, mentally or physically, whether it be due to sickness, accident, age or other infirmity, to engage in any aspect of the Executive's normal duties as set forth in this Agreement.

" Partial disability" shall mean that the Executive is able to perform, to some extent, on behalf of the Company, the particular services in which the Company specializes, and which the Executive previously performed for the Company, but that the Executive is unable, mentally or physically, to devote the same amount of time to such services as was devoted prior to the occurrence of such sickness or accident.

" Normal monthly salary" shall mean the salary which the Executive is being paid by the Company per month as of the commencement date of the period of disability, as specified hereinabove or as determined by the Board of Directors pursuant to the terms hereof.

(ii)	Total Disability

During a single period of total disability of the Executive, the Executive shall be entitled to receive from the Company, the Executive's normal monthly salary for the shorter of first three (3) months of disability or until any disability insurance policy available through the Executive’s employment begins to pay benefits. If the single period of disability should continue beyond three (3) months, the Executive shall receive only such amount as the Executive shall be entitled to receive under disability insurance coverage on the Executive, if any.

(iii)	Partial Disability

During a period of partial disability of the Executive, the Executive shall receive an amount of compensation computed as follows:

That portion of the Executive's normal monthly basic compensation which bears the same ratio to the Executive's normal monthly basic compensation as the amount of time which the Executive is able to devote to the usual performance of services on behalf of the Company during such period bears to the total time the Executive devoted to performing such services prior to the commencement date of the single period of disability, and such amount shall be calculated by multiplying the Executive’s basic compensation by a fraction, the numerator of which shall be the percentage of normal services that the Executive is able to perform and the denominator which shall be the total services that the Executive is able to perform absent the partial disability.

(iv)	Combination of Total and Partial Disability

If a single period of disability of the Executive consists of a combination of total disability and partial disability, the maximum total disability compensation to which the Executive shall be entitled from the Company under this disability provision shall not exceed an amount equal to one (1) times the Executive's normal monthly basic compensation.

(V)	Broken Periods of Disability

A period of disability may be continuous or broken. If broken into partial periods of disability which are separated by intervening periods of work, there shall be aggregated together all of such successive partial periods of disability except any period prior to the time when any single period of work extends for three months or longer; and such aggregated periods of disability shall be treated as a single period in determining the amount of disability compensation to which an Executive shall be entitled under any provision of this Section.

8.7 Termination Due to Disability

If and when the period of total or partial disability of the Executive totals six months, the Executive's employment with the Company shall automatically terminate. Notwithstanding the foregoing, if the disabled Executive and the Company agree, the disabled Executive may thereafter be employed by the Company upon such terms as may be mutually agreeable.

8.8 Commencement Date of Disability

The commencement date of a period of disability, whether it is a continuous period or the aggregate of successive partial periods, shall be the first day on which the Executive is disabled.

8.9 Dispute Regarding Existence of Disability

Any dispute regarding the existence, extent or continuance of the disability shall be resolved by the determination of a majority of three (3) competent physicians, one (1) of whom shall be selected by the Company, one (1) of whom shall be selected by the Executive and the third (3rd) of whom shall be selected by the other two (2) physicians so selected.

ARTICLE IX- INDEMNIFICATION

9.1 The Executive hereby agrees to indemnify and hold the Business, the Company and its officers, directors, shareholders and Executives harmless from and against any loss, claim, damage or expense, and/or all costs of prosecution or defense of their rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of the foregoing, attorneys' fees, and all costs and expenses of litigation, arising from or growing out of the Executive's breach or threatened breach of any covenant contained herein.

9.2 The Business and Company hereby agrees to indemnify and hold the Executive harmless from and against any loss, claim, damage or expense, and/or all costs of prosecution or defense of their rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of the foregoing, attorneys' fees, and all costs and expenses of litigation, arising from or growing out of the Company’s breach or threatened breach of any covenant contained herein.

ARTICLE X. MISCELLANEOUS PROVISIONS/JURISDICTION

10.1 Severability. I If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

10.2 Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

10.3 Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

10.4 Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

 10.5 Survival. Articles 6 and 7 and Section 9.7 shall survive the termination of this Agreement.

10.6 Entire Agreement. This Agreement, together with all award agreements and long-term incentive agreements is the entire agreement between the parties hereto concerning the subject matter hereof and supersedes and replaces all prior or contemporaneous agreements or understandings between the parties.

10.7 Employment Amendments. This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by duly authorized members of the Board.

10.8 Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been duly given upon personal delivery to the party to be notified or ten (10) business days after being mailed by United States certified or registered mail, postage prepaid, return receipt requested or five (5) days after being sent by Federal Express or other recognized overnight delivery to the following respective addresses, or at such other address as each may specify by notice to the other:

Notice to the Executive:

Vickie G. Hart

212 Edgewood Drive

Pineville, Louisiana 71360

10.9 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Louisiana.

11.1 Jurisdiction. Unless otherwise provided for in this Agreement, the courts within Rapides Parish, the City of Alexandria, Louisiana shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement and/or employment relationship or termination thereof and the Executive consents to such jurisdiction and venue.

11.2 Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

11.3 Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Business, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

11.4 Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration in Alexandria, Louisiana. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the State of Louisiana but the arbitration shall be in front of an arbitrator, with the following exceptions if in conflict: (a) one arbitrator shall be chosen by Executive and one (1) chosen by Company; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s); and (c) arbitration may proceed in the absence of any party if written notice of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief or relief under the Confidential Information and Invention Assignment Agreement. The arbitrator shall not have the right to award punitive damages, consequential damages, lost profits or speculative damages to either party. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Company. The arbitrator(s) shall be required to follow applicable law.

IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

12.0 Acknowledgment. The Executive acknowledges that when this Agreement is concluded, the Executive will be able to earn a living without violating the foregoing restrictions and that the Executive's recognition and representation of this fact is a material inducement to the execution of this Agreement and to Executive's continued relationship with the Company.

12.1 Survival of Covenant. All restrictive covenants contained in this Agreement shall survive the termination of this Agreement.

12.2 Limitations on Authority . Without the express written consent from the Company, the President shall have no apparent or implied authority to: (i) Pledge the credit of the Company or any of its other Executives; (ii) Bind the Company under any contract, agreement, note, mortgage or otherwise; (iii) Release or discharge any debt due the Company; or (iv) sell, mortgage, transfer or otherwise dispose of any assets of the Business.

2.3 Representation and Warranty of Executive. The Executive acknowledges and understands that the Business and Company has extended employment opportunities to Executive based upon Executive's representation and warranty that Executive is in good health and able to perform the work contemplated by this Agreement for the term hereof.

12.4 Invalid Provision; Severability invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

12.5 Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements with Executive and Company and all understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification, or discharge is sought.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CELLSPACING="0"
Oncologix Tech Inc.
By	/s/ Roy Wayne Erwin,
Name: Roy Wayne Erwin Title: Chief Executive Officer

Date:	Oncologix Tech Inc.
	By	/s/ Vickie G. Hart
Name: Vickie G. Hart Title:President

Exhibit 10.3

MANAGEMENT SERVICES- FEE AGREEMENT

This Management Services Fee Agreement (the “Agreement”) is effective August 1, 2013,

BETWEEN: Oncologix Tech Inc. (the "Purchaser"), a company organized and existing under the laws of the State of Nevada, with its head office located at:

 212 Edgewood Drive

Pineville, Louisiana 71360

Angels of Mercy, Inc, (the Business”), a company organized and existing under the laws of the State of Louisiana, with its head office located at:

1306 Savoy Road

Youngsville, Louisiana 70592

AND: Jennifer Hebert, (the "Managers"), with her residence located at:

513 Verot School Road

Lafayette, Louisiana 70508

AND: Clifford and Shannon Haw, (the "Managers"), individuals with his/her main address located at:

318 Hwy 93

Carencro, Louisiana 70520

WHEREAS by the Stock Purchase Agreement as of the date hereof (the “Stock Purchase Agreement”, attached hereto as Schedule A), the Purchaser has purchased 100% of the common stock of Angels of Mercy, Inc (the “Business”);

WHEREAS the Purchaser and the Business wishes to engage the aforementioned individuals to provide Consulting Management and Continuity of Business Services for Angels of Mercy Inc, related specifically to Personal Care Attendant (PCA) activities for the Business;

WHEREAS Jennifer Hebert, Clifford and Shannon Haw referred hereto as the Manager, is employed by the Business, and in engaging the services of the Business hereunder, the Purchaser is doing so in reliance upon the Manager to perform the Consulting duties set out under this Agreement;

WHEREAS the Manager has been working in the Business for many years and is knowledgeable of the Business;

WHEREAS the Stock Purchase Agreement requires that the Purchaser provides the Sellers with $100,000 in additional consideration, defined as Management Consulting Fees, for consideration of the total down payment purchase price for the Business;

IT IS HEREBY AGREED THAT:

1. TERM

The term of this Agreement shall be for a period of Twenty-Four Month (24) commencing on August 1, 2013, and terminating on July 31, 2015, and subject to earlier termination of this Agreement pursuant to all Management Consulting Fees paid in full and mutually agreed to by all parties to this Agreement.

2. MANAGEMENT SERVICES

Throughout the Term and in accordance with this Agreement, the individuals shall provide the services of a Consulting Manager, on an as-need basis, to perform such duties as the Purchaser and Business may require for the Business.

The individuals shall provide the services of a Consulting Manager to the Business, it legal successor or affiliate within the State of Louisiana, and the Manager(s) may also perform his work and services in such other places as the Purchaser or Business may require from time to time.

3. MANAGEMENT SERVICE FEES

3.1. Fees

In consideration for $100,000 of the good-faith down payment at closing, the Company hereby shall pay the Managers a Consulting Fee of One Hundred Thousand Dollars ($100,000) in United States currency, payable as follows: Twelve monthly payments of $1,500 commencing on August 15, 2013, Eleven monthly payments of $6,000 commencing on August 15, 2014 and a final balloon payment of $16,000 due on July 15, 2015.

Managers agree that the fees paid are for Consulting Services and all federal and state taxes will not be withheld by Company and that Manager(s) are responsible for independently reporting all federal and state withholding taxes.

4. COMPANY’S COVENANTS

4.1. Non-Disclosure

The Managers shall not (either during the Term or at any time thereafter) disclose any information relating to the private or confidential business affairs of the Business or relating to any secrets of the Business to any person other than for the Business purposes and shall not (either during the Term or at any time thereafter) use for his own purposes or for any purposes other than those of the Business any such information or secrets he may acquire in relation to the Business.

4.2. Manager Covenants

Concurrently with the signature of this Agreement, the Business shall cause the Managers to personally intervene into this Agreement to expressly acknowledge the terms and conditions of this Agreement and to accept to be bound thereby.

5. TERMINATION OF AGREEMENT

5.1. Termination for Just Cause

Payment of these Management Fees by Business to Managers will not terminate at any time but for Just Cause (as hereinafter defined) without payment of any compensation either by way of anticipated earnings or damages of any kind. For the purposes of this Agreement, “Just Cause” means the continued breach of this Agreement by the Business after fifteen (15) days written warnings to such effect, deliberate action to injure or show disloyalty to the Managers or theft or fraud against the Mangers.

6. RENEWAL OF MANAGEMENT FEE AGREEMENT

6.1 The Business mutually may offer to renew this Agreement in accordance with the terms and conditions hereof for further periods of six (6) months each by giving notice in writing to either party not later than thirty (30) days prior to the expiry of the Term or the renewal thereof. Such notice shall include the Managers proposals for any changes in terms or conditions of this Agreement. The Business shall communicate its acceptance of such offer by giving notice in writing thereof to the Purchaser no later than ten (10) days after receipt of the said offer. Any proposed changes in Management Consulting Service fees or other terms and conditions shall be agreed upon in writing between the parties.

6.2. Failing such renewal and acceptance thereof, this Agreement shall terminate only with full and complete payment of Management Consulting Fees to the Managers at the end of the term or of the renewal term, as the case may be, without further notice and termination papers.

7. SEVERABILITY

If a court of competent jurisdiction adjudges, declares or decrees any portion of this Agreement void or unenforceable, such portion shall, automatically and without further act on the part of the parties hereto, be reduced in scope, territory or duration of time to such an extent that the court would hold the same to be enforceable in the circumstances before the court, or, if the court is unwilling to do so, shall be deemed void and severed herefrom.

8. WAIVER RESTRICTIONS

The failure of either Party hereto at any time to require strict performance of any of the terms and conditions hereof by the other Party hereto, shall not be construed as a waiver or relinquishment of any such term or conditions, nor shall such failure be construed to waive, relinquish or diminish the former’s right thereafter to demand strict compliance therewith or with any other provisions of this Agreement. The waiver of any default shall not operate as a waiver of any other default or of the same type of default on a future occasion, and no waiver hereunder shall be effective unless it is in writing and signed by the Party granting such waiver.

9. SUCCESSOR RIGHTS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal representatives and successors. Without limiting the generality of the foregoing, this Agreement and the undertakings herein contained shall survive any amalgamation or corporate reorganization of the Purchaser or Business, such that the resulting entity shall benefit therefrom and be entitled to enforce them against the Business to the same extent as if it had been an original party hereto and had signed same.

10. ASSIGNMENT RESTRICTIONS

The rights and obligations of any Party hereunder shall not be assigned without the unanimous express consent of the parties hereto. For the purposes of greater certainty, the transfer and assignment of such rights and obligations to a successor company to the Purchaser or Business as a result of an amalgamation or corporate reorganization, including transfer of assets, shall not be subject to any assignment restriction.

11. COUNTERPARTS

The parties hereto hereby agree that this Agreement may be executed in counterparts, and that each party who has executed this Agreement shall be bound by the terms hereof notwithstanding the absence of the signature of any other Party hereto.

12. INDEPENDENT LEGAL ADVICE

Each Party hereby acknowledges having received independent legal advice prior to entering into this Agreement.

13. NOTICES

Any notice, demand or other communication required or permitted to be given to any Party hereunder shall be in writing and shall be personally delivered to such Party or a responsible officer of such Party; or, sent by first class registered mail, postage prepaid; or, by telecopier, charges prepaid, confirmed by prepaid registered mail.

Any notices given pursuant to this Agreement shall be sent to the parties at their respective addresses set out above or at such other address as the Party to whom such notice is to be given shall have last notified to the Party giving the same in the manner provided herein. Any notice given by personal delivery shall be deemed to be given and received on the date of delivery provided that if such day is not a business day, then the notice shall be deemed to have been given and received on the business day next following such day. Any notice transmitted by fax tele-copier shall be deemed to have been given and received on the day of its transmission if such day is a business day and if not, on the next following business day. Any notice sent by first class mail shall be deemed to have been given two business days after mailing.

14. ARBITRATION

14.1. In the event of any dispute between the parties hereto arising out of this Agreement, the matter in dispute shall be referred to arbitration in accordance with this Section. A Party may make a demand for arbitration by written notice to the other parties, stating the matter and amount in dispute. The matter in dispute shall be referred to a single arbitrator agreed to by the parties. If they are unable to agree upon the appointment of such arbitrator, then upon the application of any Party, the arbitrator shall be appointed by a Justice of the Superior Court of the Parish of Rapides, the State of Louisiana, or any successor or replacement court thereto.

14.2. The arbitration hearing shall be held in Alexandria, Louisiana and commence no later than Sixty (60) business days following appointment of the arbitrator.

14.3. The arbitration shall continue, if necessary, at any date and place to be fixed by the arbitrator.

14.4. The arbitration shall adjourn in the manner and during the hours fixed by the arbitrator.

14.7. Should the arbitrator for any reason refuse or be unable to continue his functions as arbitrator, then a replacement shall either be agreed to by the parties within one (1) week of their becoming aware of the arbitrator’s inability or refusal to continue or, in default of such agreement by a said Justice of the Superior Court on the application of any Party.

14.8. The parties shall be entitled to be represented at the arbitration by legal counsel and shall be entitled to adduce evidence.

14.9. The arbitrator shall have the power, if he sees fit to appoint experts to assist him in his decision. Any costs or fees charged by experts shall form part of the costs of the arbitration and be paid in the manner hereafter contemplated.

14.10. In the final award, the arbitrator shall apportion costs and interest, if any, in the manner he sees fit.

14.11. The arbitrator shall render the award in writing and such award shall be final, binding and without appeal, but shall be subject to deposit and homologation pursuant to the State of Louisiana, Arbitration Act and the arbitrator shall render his award within thirty (30) days from the end of the hearing and the arguments, but his failure to do so within that delay shall not invalidate the award.

15. PREAMBLE

The content of the preamble to this Agreement forms part of the agreement of the parties hereto and should be interpreted as such.

16. AMENDMENTS TO AGREEMENT

This Agreement cannot be amended or otherwise modified without the unanimous prior written consent of the parties hereto.

17. GOVERNING LAW

This Agreement and the rights and obligations of the parties hereto shall be governed by and interpreted in accordance with United States Federal Law and laws of the State of Louisiana.

 IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

Manager/Consultant

Date:
	By	/s/
Name: Title:

Date:
	By	/s/
Name: Title:

 Oncologix Tech Inc./Angels of Mercy, Inc.

Exhibit 10.4

SECURED PROMISSORY NOTE

This Promissory Note (the "Note") is made and effective the August 1, 2013,

BETWEEN: Jennifer Hebert and Clifford Haw (the "Lender"), individuals with their main address located at:

Jennifer Hebert

513 Verot School Road # 7

Lafayette, Louisiana 70508

Clifford Haw

318 Hwy 93

Carencro, Louisiana 70520

AND: ONCOLOGIX TECH INC (the "Borrower"), a corporation organized and existing under the laws of the state of Nevada with its head office located at:

Roy Wayne Erwin

Chairman/Chief Executive Officer

212 Edgewood Drive

Pineville, Louisiana 71360

TERMS

1. FOR VALUE RECEIVED, the Borrower promises to pay to the order of Lender, at its principal office located at address above, or at such other place that is designated in writing by the holder hereof, the principal sum of FIVE HUNDRED AND FIFTY THOUSAND DOLLARS, ($550,000.00), together with all charges and interest herein provided, payable at the rate and in the manner hereinafter set forth:

2. Borrower shall make forty eight (48) monthly payments of principal and interest at the rate of 6% per annum based upon a six (6) year amortization schedule and with a four-year balloon payment. The monthly payment of principle and interest of $ 9,115.09 shall be due on or before the first day of each month with the first payment being due on or before November 1, 2013. If not sooner paid, all amounts due under this Note, including the principal, interest and other charges shall be due and payable in full on or before the 1st day of November, 2017 (the “Maturity Date”) the balance due of TWO HUNDRED AND FIVE THOUSAND, SEVEN HUNDRED AND ONE DOLLARS and 57/100 CENTS ($205,701.57). Time is of the essence of the payment obligations hereunder and each monthly payment shall be due and payable on or before the first day of each month.

3. This Note is and will be secured and held by a certain first priority security interest lien on the Stock of Angels of Mercy, Inc. that will be recorded in all applicable governmental offices. The parties shall execute a separate Stock Pledge Security Agreement, in form and substance acceptable to the Lender in all respects. Borrower agrees to allow Lender to execute any such security agreements presented by the Lender or other documents required by the Lender in order to perfect its security interest in the above described property. Said Security Agreement and any other instruments and documents executed in connection with or given as security for this Note shall hereinafter be referred to collectively as the “Loan Documents.” All of the terms, covenants, Conditions, representations and warranties contained in the Loan Documents are hereby made part of this Note to the same extent and with the same force and effect as if fully set forth herein.

4. If all or any portion of any payment due hereunder is not received by the Lender within fifteen (15) calendar days after the date when such payment is due, Borrower shall pay a late charge equal to three percent (3%] of such payment, such late charge to be immediately due and payable without demand by Lender.

5. Borrower shall have the right to prepay all (but not a portion) of the indebtedness evidenced by this Note at any time, by paying the Lender an amount equal to the sum of (I) the principal balance then outstanding, (ii) all interest accrued to the date of such prepayment, (iii) all interest calculated through the Maturity Date, and (iv) any late charge or charges then due and owing.

6. If any payment under this Note is not paid in full by the fifteenth (15) day of any month during the term hereof or if the entire amount due as represented by this Note is not paid in full on or before the Maturity Date, or should default be made in the performance or observation of any of the terms, after the Cure period and full Remedy provided by the Borrower, covenants, or conditions contained in the Loan Documents, or if any representation or warranty contained in the Loan Documents is breached or is or becomes untrue, this Note shall be in full default, and the entire principal amount outstanding hereunder, accrued interest thereon, all late charges, if any, and any and all other charges due hereunder, shall, at Lender’s option, immediately become due and payable. Lender agrees to notify Borrower in writing of said Default and allow Borrower fifteen (15) business days to Cure Default. After this date, without further notice, the giving of such notice being expressly waived by the Borrower. Lender may exercise this option to accelerate during any default by the Borrower, regardless of any prior forbearance. In the event of any such default, and if the same is referred to an attorney-at-law for collection, or if any action at law or in equity is brought with respect hereto, Borrower shall pay to Lender, in addition to all other charges required pursuant to the terms hereof or pursuant to the terms of the Loan Documents, all costs and expenses of the Lender. From and after the maturity date, or during default, if such default should occur prior to the Maturity Date, the outstanding principal amount hereunder and accrued interest and other charges shall bear interest at the highest rate allowed by law.

7. From time to time, without affecting the joint and several obligations of all makers, sureties, guarantors and endorsers hereof, and their respective successors and assigns, (I) to pay the outstanding principal balance herein and accrued interest thereon, (ii) to observe the covenants contained herein, (iii) to observe the terms, covenants and conditions of the Loan Documents or any instrument govern to secure the performance hereof, and without giving notice to or obtaining the consent of any maker, surety, guarantor or endorser hereof, or their successors or assigns, and without liability on the part of the holder hereof, the holder hereof may, at its option, extend the time for payment or any part thereof, release anyone liable for payment herein, renew this note, modify the terms or times for payment herein, join in any extension of subordination hereof, release any security given herefore, take or release additional security, modify the rate of interest herein or agree in writing with the undersigned to modify the terms, covenants and conditions of any instrument given to secure performance hereof.

8. ANY RIGHT OF TRIAL BY JURY, PRESENTMENT, NOTICE OF DISHONOR, AND PROTEST ARE HEREBY WAIVED BY ALL MAKERS, SURETIES, GUARANTORS AND ENDORSERS HEREOF. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers hereof and shall be binding upon them and their respective heirs, executors, administers, successors and assigns.

9. Borrower shall pay the costs of all documentary, revenue, tax or other stamps now or hereafter required by any law at any time to be affixed to or which are otherwise made necessary as a result of this Note or any of the Loan Documents, and if any taxes be imposed with respect to debts secured by mortgages and or deeds of trust with respect to notes evidencing debts so secured, Borrower agrees to pay to Lender he full amount of any such taxes, and hereby waives any contrary provisions if any laws of rules of court now or hereafter in effect.

10. Lender and Borrower intend that the relationship created and evidenced by this Note and the Loan Documents shall be solely that of debtor and creditor. Nothing in this Note shall be construed as creating a joint venture, partnership, tenancy in common, or joint tenancy between Lender and Borrower.

11. The remedies of this Note are cumulative and concurrent and may be pursued singularly or successively together, at the sole discretion of the holder, and may be exercised as often as occasion therefore shall occur. The waiver by Lender or failure to enforce any term, covenant or condition of this Note or to declare any default hereunder, shall not operate as a waiver of any subsequent default or affect the right of the holder to exercise any right or remedy not expressly waived in writing by the holder.

12. The unenforceability or invalidity of any one or more provisions of this Note shall not render any other provision herein contained unenforceable or invalid. This note and all of the Loan Documents shall be construed under the laws of the State of Louisiana.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed as of the date first written below.

LENDER BORROWER

Date:	[Insert company name]
	By	/s/ [Insert Name]
Name: [] Title: []

LENDER

Date:	[Insert company name]
	By	/s/ [Insert Name]
Name: [] Title: []

Notary/Witness

Date:	[Insert company name]
	By	/s/ [Insert Name]
Name: [] Title: []

Exhibit 10.5

STOCK PLEDGE AND SECURITY AGREEMENT

This Stock Pledge and Security Agreement (the “Agreement”) is made and effective August 1, 2013,

 BETWEEN: Jennifer Hebert and Clifford Haw (the “Secured Party”), individuals with his/her main address located at:

 Jennifer Hebert

513 Verot School Road # 7

Lafayette, Louisiana 70508

Clifford Haw

313 Hwy 93

Carencro, Louisiana 70520

AND: Oncologix Tech Inc. (the “Debtor”), a corporation organized and existing under the laws of the State of Nevada, with its head office located at:

212 Edgewood Drive

Pineville, Louisiana 71360

For valuable consideration, which is hereby acknowledged, the undersigned Debtor hereby grants to Clifford Haw and Jennifer Hebert, a perfected lien on 100% of the common stock of Angels of Mercy, Inc., hereinafter called “Collateral”, to secure the payment of FIVE HUNDRED AND FIFTY THOUSAND DOLLARS ($550,000.00) as described in the Stock Purchase Agreement and the Secured Promissory Note, executed herewith, and as otherwise provided in the Note of Debtor to Secured Party.

1. SECURITY

To secure the payment of this note, and all other obligations of Debtor to Secured Party, its successors and assigns, however created, whether direct or indirect, absolute or contingent, or now or later existing, Debtor grants to Secured Party a security interest in the following property and all accessories, parts, and equipment now or later affixed to the same: 100% Stock and Assets of angels oF Mercy, Inc. To further secure the payment of this note, Secured Party shall have aUTHORITY AND RIGHT TO lien on and recourse to any property belonging to Debtor that now or later is in the possession or control of Secured Party.

Such property shall be in this agreement collectively referred to as “Collateral.”

2. WARRANTIES AND COMMITMENTS

Debtor warrants and agrees that:

A.	To the extent, if any, that Debtor advises Secured Party that any of Collateral is being acquired with the proceeds of a note, such proceeds may be disbursed by Secured Party directly to the seller of such Collateral.

B.	Collateral, other than any part of Collateral that prior to the execution of this agreement Debtor advises Secured Party in writing consists of equipment normally used in more than one state, shall be kept at the address of Debtor shown above and shall not be moved without the prior written consent of Secured Party.

C.	If any of Collateral shall consist of equipment of a type normally used in more than one State, whether or not actually so used, Debtor shall immediately give written notice to Secured Party of any change in the principal place of business of Debtor, and of any use of any such Collateral in any State other than a State that Debtor has previously advised Secured Party that Debtor would use Collateral. Such Collateral will not, unless Secured Party shall otherwise consent in writing, be used outside the territorial limits of the State of Louisiana.

D.	Debtor has, or immediately will acquire, full title to Collateral, and shall at all times keep Collateral free of all liens and claims whatsoever, other than the security interest under this note and agreement.

E.	No financing statement covering any of the Collateral is on file in any public office, and Debtor shall from time to time, at the request of Secured Party, execute or join in executing such financing statement and other documents, pay the cost of filing or recording the statement and documents in all public offices deemed necessary by Secured Party, and do such other acts as Secured Party may request to perfect, establish and maintain a valid security interest in Collateral, including, but not limited to, deposit with Secured Party of any certificate of title issuable with respect to any of Collateral and notation on the certificate of the security interest under this note and agreement.

F.	Debtor shall not sell, transfer, lease or otherwise dispose of any of Collateral or any interest in Collateral except with the prior written consent of Secured Party.

G.	Debtor shall at all times keep Collateral in good order and repair, excepting any loss, damage or destruction that is fully covered by proceeds of insurance or that results from ordinary use.

H.	Debtor shall at all times keep Collateral insured against loss, damage, theft and other risks, in such amounts, with such companies and under such policies and in such form as shall be satisfactory to Secured Party. Such policies shall provide that loss under the policy shall be payable to Secured Party as its interest may appear, and Secured Party may apply any proceeds of such insurance that may be received by Secured Party to payment of any of the liabilities of Debtor to Secured Party regardless of whether due. Such application of proceeds may be made in such order as Secured Party determines proper. Such policies of insurance shall, if secured parties so request, be deposited with Secured Party.

I.	Secured party may examine and inspect Collateral or any part of the same, wherever located, at any reasonable time.

3. USE OF COLLATERAL

Until Default under this note and the Secured Promissory Agreement, Debtor may have possession of Collateral and use the same in any lawful manner not inconsistent with this note and agreement or with any policy of insurance on any of Collateral.

4. REIMBURSEMENT OF EXPENSES

Secured party may perform any obligation of Debtor under this agreement that Debtor fails to perform, and Secured Party may take any other action that Secured Party deems necessary, and reasonable, for the maintenance or preservation of any of the Collateral or the interest of Secured Party in Collateral.

Debtor shall immediately reimburse Secured Party for all expenses incurred by Secured Party in connection with the foregoing, together with interest at the rate of 3% per annum from the date incurred.

5. DEFAULT

The occurrence of any of the following events shall constitute a default:

A.	Nonpayment, when due, after time for Remedy by the Buyer, of any amount payable under the Secured Promissory Note and agreement or failure of Debtor to perform any agreement contained in this agreement.
B.	Any material false or misleading statement, representation, or warranty of Debtor in this agreement furnished by Debtor to Secured Party.
C.	Insolvency or inability of Debtor to pay debts as they mature, the making by Debtor of an assignment for the benefit of creditors, or institution of any proceeding by or against Debtor alleging that Debtor is insolvent or unable to pay debts as they mature.
D.	Entry of any judgment against Debtor. Determination by Secured Party, in its absolute discretion, that it is insecure for any reason whatsoever.

6. REMEDIES

On any default under the Stock Purchase Agreement, the Secured Promissory Note and this agreement, and allowing the Debtor a minimum of thirty (30) days for Remedy, providing all remaining installments on the note shall, at the option of Secured Party, become immediately due and payable, and Secured Party may exercise at any time any rights and remedies available to it under Louisiana Law. Debtor shall, in case of default, assemble at the expense of Debtor all of Collateral and Assets at a convenient place acceptable to Secured Party and shall pay all costs incurred by Secured Party in collecting note and enforcing the rights of Secured Party under this agreement, including reasonable attorney fees and legal expenses and expenses of any repairs to any real or other property to which any of Collateral may be affixed.

To the extent that notice of intended disposition of any of Collateral is required by law, such notice, if mailed, shall be deemed reasonably and properly given if mailed at least Thirty (30) days before such disposition, postage prepaid, addressed to Debtor at the location appearing on the records of Secured Party. Any proceeds of any disposition of any of Collateral may be applied by Secured Party, after satisfaction of the obligation represented by this note, to the payment of expenses in connection with Collateral, including reasonable attorney fees and legal expenses. Any balance of such proceeds may be applied by Secured Party to the payment of other liabilities of Debtor to Secured Party, and in such order of application, as Secured Party may from time to time elect.

7. CONFESSION OF JUDGMENT

To further secure payment of this note, Debtor irrevocably authorizes any attorney of any court of record to appear for Debtor at any time after payment is due, whether by acceleration or otherwise, and confess judgment, without process, in favor of Secured Party. Judgment may be entered for such amount as may be unpaid under this note, together with costs of such proceedings and attorney fees 3% of the amount unpaid under this note. Debtor waives and releases all errors that may occur in any such proceeding and consents to immediate execution on such judgment, ratifying and confirming all that attorney may do by virtue of this note and agreement.

8. NOTICE

Debtor waives presentment, demand, notice of dishonor, protest and all other notices whatsoever. Secured party may from time to time extend or renew the note for any period, regardless of whether for a longer period than the original period of the note, and grant any releases, compromises or indulgences with respect to the note, any extension or renewal of the note or any security for the note or to any party liable under the note or this agreement, all without notice to or consent of Debtor and without affecting the liability of Debtor under this note and agreement.

9. WAIVER

No delay by Secured Party in the exercise of any right or remedy under this note and agreement shall operate as a waiver of the same, and no single or partial exercise by Secured Party of any such right or remedy shall preclude other or further exercise of the same or the exercise of any other right or remedy.

10. CONSTRUCTION AND EFFECT

This Stock Security Agreement combined with the Stock Purchase Agreement and Secured Promissory Note has been delivered by Debtor to Secured Party and shall be construed in accordance with Louisiana Law. Whenever possible, each provision of this note and agreement shall be interpreted in such manner as to be effective and valid under applicable law; however, if any such provision shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this note and agreement.

The rights and privileges of Secured Party under this note and agreement shall inure to the benefit of its successors and assigns.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

DEBTOR SECURED PARTY

Date:
	By	/s/
Name: [] Title: []

Date:
	By	/s/
Name: [] Title: []

Exhibit 10.6

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE OR PROVINCIAL SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO MAKER.

WARRANT TO PURCHASE COMMON STOCK of Oncologix Tech, Inc.

This certifies that Clifford Haw (“Holder”), is entitled, subject to the terms set forth below, to purchase from Oncologix Tech, Inc. , a Nevada corporation, (the “Company”), up to 650,000 shares of the Common Stock, $.001 par value, of the Company (the “Common Stock”), as constituted on the date hereof, upon surrender hereof at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at on the fourth anniversary date hereof and shall be void thereafter.

2. Exercise Price. The exercise price at which this Warrant may be exercised shall be $ $0.015 per share of Common Stock, as adjusted from time to time pursuant to Section 8 hereof (the “Exercise Price”).

3. Exercise of Warrant.

3.1. Method of Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than one-half the number of shares of Common Stock first shown in Section 1 above, at any one time (or such lesser number of shares which may then constitute the maximum number purchasable), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the purchase price of the shares of Common Stock to be purchased (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii). No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment in United States currency equal to the Exercise Price multiplied by such fraction.

3.2. Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 3.1 above, but otherwise in accordance with the requirements of Section 3.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised, by exchanging a portion of the Warrant in payment of the Warrant Price otherwise payable in respect of the number of Shares purchased upon such exercise. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X=Y(A-B)/A

Where:

X = the number of Shares to be issued to the Holder

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price)

A = the Fair Market Value (as determined pursuant to section 3.3 below) of one Share: and

B = the Warrant Price then in effect.

3.3 Fair Market Value. The Fair Market Value of a Share shall be the closing price of last sale price of a share of

Common Stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.

3.4. Issuance of Stock Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the Holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within thirty (30) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of remaining shares of Common Stock for which this Warrant may then be exercised.

4. Rights of Stockholders. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company until, and except to the extent that, this Warrant is exercised.

5. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or indemnity bond reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, at the Holder's expense, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Transfer of Warrant.

6.1. Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part except in compliance with cognizant securities laws.

6.2. Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the Company.

6.3. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

6.4. Compliance with Securities Laws.

(a)	The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and not with a view to any distribution thereof by the Holder, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except pursuant to an effective registration statement, or an exemption therefrom, under the Act and any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock or Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party and not with a view toward distribution.
(b)	This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws)

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or under the laws of any state or province. The securities may not be sold or offered for sale, in whole or in part, in the absence of an effective registration statement covering them under said Act and applicable state or provincial laws unless in the opinion of counsel for the holder exemptions from such registration are available, which opinion shall be subject to the approval of the Company and its counsel.”

7. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and non-assessable and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8. Adjustments. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time as follows:

8.1. Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 8. The foregoing provisions of this Section 8.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder hereof for shares connection with any such transfer is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

8.2. Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

8.3. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

8.4. Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment there for, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security available upon exercise of this Warrant, and without payment of any additional consideration there for, the amount of such other or additional stock or other securities or Property (other than cash) of the Company that such Holder would have held on the date of such exercise had it been the Holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 8.

8.5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to the Holder a like certificate setting forth:

(i)	such adjustments and readjustments;
(ii)	the Exercise Price at the time in effect; and
(iii)	the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

8.6. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

9. Notices.

9.1. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and shall be deemed to have been validly served, given or delivered

(i)	three (3) days after deposit in the United States mail, with proper postage prepaid,
(ii)	when sent after receipt of confirmation or answerback if sent by telex or telecopy or other similar facsimile transmission
(iii)	one (1) business day after deposit with a reputable overnight courier with all charges prepaid or
(iv)	when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:
(a)	If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose;
(b)	If to the Company at: PO Box 8832, Grand Rapids, MI 49518-8832; or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

9.2. Stock Distributions, Mergers, etc. In case:

(a)	the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for company shares of stock of any class or any other securities, or to receive any other right, or
(b)	of any capital reorganization of the Company, any reclassification of the capital stock of the Company, and consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or
(c)	of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

10. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Registration Rights.

The Company covenants and agrees as follows:

11.1 Definitions. For purposes of this Section 11,

(a)	The term "Holder" means any person owning or having the right to acquire Registrable Securities (pursuant to the exercise of the Warrant).
(b)	The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
(c)	The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and such registration statement or document becoming effective.
(d)	The term "Registrable Securities" means (i) the securities issued or issuable upon the exercise of this Warrant and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any option, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of securities referenced in (i) above, but excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 11 of the Agreement are not assigned.
(e)	The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which have been, and the number of shares of Common Stock issuable, pursuant to this Warrant.
(f)	The term "SEC" means the United States Securities and Exchange Commission.
(g)	All other capitalized terms used in this Section 11 which are not defined herein shall have the meaning otherwise given in this Agreement.

11.2 Company Registration. If at any time commencing upon the issuance of securities pursuant to this Warrant (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration of securities to be offered by employees pursuant on employee benefit plan on Form S-8, or a registration in connection with an exchange offer or any acquisition or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, give each Holder written notice of such proposed registration at least thirty (30) days prior to filing the registration statement respecting such proposed registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 11.8, the Company shall cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered, subject to all of the other provisions of Section 11.

11.3 Obligations of the Company. Whenever required under this Section 11 to effect the registration of any Registrable Securities, the Company shall use its best efforts to, as expeditiously as reasonably possible:

(a)	Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, keep such registration statement current and effective for a period of up to the earlier of two hundred seventy (270) calendar days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.
(b)	Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.
(c)	Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)	Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that in no event shall the Company be required to qualify to do business in any state or to take any action which would subject it to general or unlimited service of process in any state where it is not now so subject.
(e)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)	Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
(g)	Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
(h)	Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
(i)	Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 11, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 11 if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

11.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 11, that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

11.5 Expenses of Registration. All expenses incurred in connection with any registration, filing or qualification pursuant to this Section 11 including without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (including those not Holders of this Warrant), but excluding underwriter’s commissions and fees and any fees of others employed by a selling Holder other than the one counsel for the selling Holders referenced above, shall be borne by the Company.

11.6 Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under this Section 11 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize or in any way reduce the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling Shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

11.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 11:

(a)	To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1934 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any state securities law or regulation, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in a connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or his or their representative or agent.
(b)	To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers, any underwriter (as defined in the 1933 Act) for the Company, each person, if any, who controls the Company or any such underwriter within the meaning of the 1933 Act or the 1934 Act, and any other holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or his representative or agent expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, any person who controls the Company, any underwriter or controlling person of any such underwriter, any other such Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided further that the obligations of each selling Holder hereunder shall be limited to an amount equal to the proceeds of each such selling Holder of the shares sold by such selling Holder pursuant to such registration.
(c)	Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 11.
(d)	If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party.
(e)	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)	The obligations of the Company and Holders under this Section 11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Sections 11.2 and 11.3 and otherwise.

11.8 Reports under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration form which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, the Company agrees to for up to three (3) years:

(a)	Make and keep public information available, as those terms are understood and defined in SEC Rule 144.
(b)	File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and
(c)	Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon reasonable request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration or pursuant to such form.

11.9 Delay of Registration. No holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 11.

11.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 11 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 650,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided:

(a)	the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(b)	such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and
(c)	such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 11.

11.11 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 11 after two (2) years following the date after which Holders may request registration of the Registrable Securities pursuant to this Section 11 nor at any time when the Holder has the right to sell all of his Registrable Securities pursuant to SEC Rule 144(k).

11.12 Amendments and Waivers. Any term or provision of the registration rights stated in this Agreement may be amended and the observance of any term of such rights may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty-seven percent (67%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 11.13 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

12. Miscellaneous.

12.1. No Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies.

12.2. Remedies. Holder in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided hereunder. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions hereof and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

12.3. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

12.4. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

12.5. Governing Law. This Warrant shall be governed by the laws of the State of Arizona without regard to the provisions thereof relating to conflict of laws.

IN WITNESS WHEREOF, Oncologix Tech, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized on the 1st day of August 2013.

Date:	Oncologix Tech, Inc.
	By	/s/
Name: Title:

Date:	Oncologix Tech, Inc.
	By	/s/
Name: Title:

Notice of Exercise

Oncologix Tech, Inc.

PO Box 8832

Grand Rapids, MI 49518-8832

Attention: President

Gentlemen:

The undersigned, ________________________________________, hereby elects to purchase, pursuant to the provisions of the Warrant held by the undersigned, ___________ shares of the Common Stock, $.001 par value, (“Common Stock”) of Oncologix Tech, Inc.

Payment of the purchase price per Share required under such Warrant accompanies this subscription.

The undersigned hereby represents and warrants that absent an effective registration statement covering the Warrant or the shares of Common Stock underlying the Warrants, the undersigned is acquiring such stock for the account of the undersigned and not for resale or with a view to distribution of such Common Stock or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws and the undersigned understands that the shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

Date:
	By	/s/
Name: Title: